Exhibit 99

March 27, 2002

Dear Shareholder:

      On behalf of the Board of Directors and Management of Potash Corporation of Saskatchewan Inc., we invite you to attend the 2002 Annual and Special Meeting of Shareholders. The meeting will be held on Thursday, May 9, 2002 at 10:30 a.m. (local time) at the Delta Bessborough, 601 Spadina Crescent East, Saskatoon, Saskatchewan, Canada.

      The Notice of Annual and Special Meeting and Board of Directors Proxy Circular describing the formal business of the meeting and related proxy are enclosed.

      It is important that your shares be represented at the meeting whether or not you are able to attend in person. You are therefore urged to complete, date and sign the accompanying proxy and return it in the envelope provided.

Sincerely,

D. E. PHILLIPS	W. J. DOYLE
Chairman of the Board	President and Chief Executive Officer

Potash Corporation of Saskatchewan Inc.

PCS Tower,      Suite 500,      122 – 1st Avenue South,      Saskatoon,       Saskatchewan       S7K 7G3

POTASH CORPORATION OF SASKATCHEWAN INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of shareholders of Potash Corporation of Saskatchewan Inc. (the “Corporation”), a Saskatchewan corporation, will be held on Thursday, May 9, 2002 at 10:30 a.m. (local time) at the Delta Bessborough, 601 Spadina Crescent East, Saskatoon, Saskatchewan, Canada for the following purposes:

1.	to receive the financial statements of the Corporation for the year ended December 31, 2001 and the report of the auditors thereon;

2.	to elect directors;

3.	to appoint auditors for the Corporation;

4.	to consider and, if thought advisable by the shareholders, to pass, with or without variation, a special resolution (the “Continuance Resolution”) approving the continuance of the Corporation (the “Continuance”) under the Canada Business Corporations Act and certain other related matters; and

5.	to transact such other business as may properly come before the meeting or any adjournments thereof.

      Take notice that pursuant to The Business Corporations Act (Saskatchewan) (the “SBCA”) you may, at or before the Meeting, give the Corporation a written notice of dissent with respect to the Continuance Resolution. A written notice of dissent may be served on the Corporation by leaving it at or mailing it by registered post addressed to the registered and principal executive office of the Corporation, Suite 500, 122 – 1st Avenue South, Saskatoon, Saskatchewan S7K 7G3, Attention: John L.M. Hampton, Corporate Secretary. As a result of giving such notice of dissent you may, on receiving notice under subsection 184(6) of the SBCA that the Continuance Resolution has been adopted, require the Corporation to purchase all your shares in respect of which the notice of dissent was given. Please refer to the accompanying Information Circular for more information with respect to your dissent rights in relation to the Continuance Resolution.

      DATED at Saskatoon, Saskatchewan this 27th day of March, 2002.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN L.M. HAMPTON
Secretary

Shareholders who are unable to attend in person are requested to date, sign and return, as soon as possible and in the envelope enclosed for that purpose, the enclosed form of proxy.

POTASH CORPORATION OF SASKATCHEWAN INC.

BOARD OF DIRECTORS PROXY CIRCULAR
ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

SOLICITATION OF PROXIES

      This proxy circular is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Potash Corporation of Saskatchewan Inc. (the “Corporation”), a Saskatchewan corporation, and constitutes a solicitation by or on behalf of the management of the Corporation under The Business Corporations Act (Saskatchewan), for use at the Annual and Special Meeting of shareholders of the Corporation (the “Meeting”) to be held on May 9, 2002 and any adjournments thereof. All costs of solicitation will be borne by the Corporation. In addition to the mail, proxies may be solicited by telephone or in person by employees of the Corporation who will receive no additional compensation for such services. The Corporation has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies in Canada and the United States for total estimated fees of $17,500. In addition, the Corporation will reimburse brokers, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common shares of the Corporation (the “Shares”) held by such persons.

      A shareholder who has given a proxy may revoke it at any time before it is exercised by attending the Meeting and voting in person or by replacing it with a duly executed proxy bearing a later date. In addition to revocation in either such manner, a shareholder giving a proxy may revoke the proxy by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered and principal executive office of the Corporation, Suite 500, 122 – 1st Avenue South, Saskatoon, Saskatchewan, Canada, S7K 7G3, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof.

      This proxy circular and the accompanying Notice of Annual and Special Meeting of Shareholders and proxy will first be sent or given to shareholders on or about March 27, 2002.

      Except as otherwise stated, the information contained herein is given as of March 15, 2002.

      Unless otherwise specified, all dollar amounts are expressed in United States dollars.

VOTING SHARES

      There are 51,959,339 Shares of the Corporation outstanding as of March 15, 2002, each Share carrying the right to one vote.

      Each shareholder of record at the close of business on March 21, 2002 is entitled to vote at the Meeting the Shares registered in his or her name on that date except to the extent that he or she has transferred any of those Shares and the transferee has both established the transferee’s ownership of the transferred Shares and demanded, not later than 10 days prior to the Meeting, that the Corporation recognize the transferee as the person entitled to vote the transferred Shares at the Meeting.

      The quorum for any meeting of shareholders is one or more persons present and holding or representing by proxy not less than 5% of the total number of outstanding Shares.

OWNERSHIP OF SHARES

      The following table sets forth information as of March 15, 2002, with respect to the beneficial ownership of Shares held by the executive officers of the Corporation named in the Summary Compensation Table herein and by all directors and executive officers of the Corporation.

Amount and Nature of
Beneficial Ownership
Name	(1)(2)(3)

William J. Doyle	325,676

James F. Dietz	78,191

Wayne R. Brownlee	139,746

Garth W. Moore	111,058

Thomas J. Regan	53,750

All directors and executive officers as a group, including the above-named persons (25 persons)	1,456,437

(1)	The number of Shares beneficially owned is reported on the basis of regulations of the U.S. Securities and Exchange Commission, and includes Shares that the individual has the right to acquire at any time within 60 days after March 15, 2002 and Shares directly or indirectly held by the individual or by certain family members over which the individual has sole or shared voting or investment power.

(2)	Each of the directors and executive officers of the Corporation owned less than 1% of the Shares issued and outstanding as at March 15, 2002. The directors and executive officers of the Corporation as a group beneficially owned approximately 2.80% of the Shares issued and outstanding as at March 15, 2002.

(3)	Includes Shares purchasable within 60 days after March 15, 2002 through the exercise of options granted by the Corporation, as follows: Mr. Doyle 283,500 Shares; Mr. Dietz 72,500 Shares; Mr. Brownlee 138,500 Shares; Mr. Moore 111,000 Shares; Mr. Regan 53,750 Shares, and directors and executive officers as a group, including the foregoing, 1,396,600 Shares.

      Listed below is the name and other information concerning persons known to the Corporation (from the Corporation’s records and reports filed with the U.S. Securities and Exchange Commission on Schedule 13G) which owned, as of March 15, 2002 more than 5% of any class of the Corporation’s voting securities:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Common Shares	Mackenzie Financial Corporation 150 Bloor Street West Suite M111 Toronto, Ontario M5S 3B5	3,418,000(2)(3)	6.5%

Common Shares	Primecap Management Company 225 South Lake Avenue Suite 400 Pasadena, California 91101	3,261,800(4)(5)	6.2%

Common Shares	Philips, Hager & North Investment Management Ltd. 200 Burrard Street Vancouver, B.C. V6C 3N5	3,214,750(6)(7)	6.1%

(1)	Represents percent of Shares outstanding as of March 15, 2002.

(2)	Such person has sole voting and dispositive power as to all 3,418,000 Shares.

(3)	As set forth in a Schedule 13G (amendment) dated February 13, 2002.

(4)	Such person has sole dispositive power as to all 3,261,800 Shares and sole voting power as to 661,800 Shares.

(5)	As set forth in a Schedule 13G (amendment) dated January 31, 2001.

(6)	Such person has sole voting and dispositive power as to all 3,214,750 Shares.

(7)	As set forth in a Schedule 13G dated January 12, 1999.

ELECTION OF DIRECTORS

      The articles of the Corporation provide that the Board shall consist of a minimum of 6 directors and a maximum of 20, with the actual number to be determined from time to time by the Board. The Board has determined that, at the present time, there will be 12 directors.

      Proxies solicited hereby will be voted for the following proposed nominees (or for substitute nominees in the event of contingencies not known at present) who will, subject to the bylaws of the Corporation and applicable corporate law, hold office until the next annual meeting of shareholders or until their successors are elected or appointed in accordance with the bylaws or applicable corporate law. The affirmative vote of a plurality of the Shares present in person or by proxy at the Meeting and voted in respect of the election of directors is required to elect directors.

      The following table states the names and ages of all the persons to be nominated for election as directors, all other positions and offices with the Corporation now held by them, their present principal occupation or employment, the period during which present directors of the Corporation have served as directors, and the number of Shares and Share Units beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of them.

FREDERICK J. BLESI
                                                                                             Director Since 2001
                                                  Number of Shares Beneficially Owned — 5,000*
                                                                   Number of Share Units Held — 319**

Mr. Blesi, 64, of Glenview, Illinois is a retired Chairman and Chief Executive Officer of the Phosphate Chemicals Export Association Inc. (“PhosChem”), the principal vehicle for the export of U.S. phosphate chemicals. Prior to joining PhosChem in 1981, he was Vice President, International with International Minerals and Chemical Corporation.

Mr. Blesi is a member of the Compensation Committee and the Audit Committee.

DOUGLAS J. BOURNE
                                                                                             Director Since 1990
                                                Number of Shares Beneficially Owned — 16,814*
                                                                   Number of Share Units Held — 319**

Mr. Bourne, 78, of Houston, Texas, is former Chairman and CEO of Battle Mountain Gold Company, a gold mining company, and of Duval Corporation, the mining subsidiary of Pennzoil Company. He has held many positions in various fertilizer and mining associations.

Mr. Bourne is Chairman of the Safety, Health & Environment Committee and a member of the Executive Committee.

WILLIAM J. DOYLE
                                                                                             Director Since 1989
                                               Number of Shares Beneficially Owned — 325,676*
                                                                       Number of Share Units Held — 0**

Mr. Doyle, 51, of Saskatoon, Saskatchewan, is President and CEO of the Corporation. He became President of PCS Sales in 1987, after a career with International Minerals and Chemical Corporation. He was elected Chairman of Canpotex Limited in 2001, is a board member of the Potash and Phosphate Institute and The Fertilizer Institute and is on the College Board of Advisors at Georgetown University.

Mr. Doyle is a member of the Executive Committee.

WADE FETZER III

                                                       Number of Shares Beneficially Owned — 0*
                                                                       Number of Share Units Held — 0**

Mr. Fetzer, 64, of Glencoe, Illinois, is Advisory Director with the investment banking firm Goldman Sachs. With Goldman Sachs since 1971, he was responsible for investment banking services in the midwestern United States. He sits on the boards of Serologicals Corporation, Sphere Communications and Northern Star Broadcasting. He is also on the boards of the University of Wisconsin Foundation; the Kellogg Alumni Advisory Board and Rush-Presbyterian St. Luke’s Medical Center.

DALLAS J. HOWE
                                                                                             Director Since 1991
                                                Number of Shares Beneficially Owned — 19,400*
                                                                   Number of Share Units Held — 319**

Mr. Howe, 57, of Calgary, Alberta, is President and CEO of Advanced DataSystems Ltd. and BDM Information Systems Group of Companies, each an international computer systems supplier. President, CEO and founder of high technology information and data systems companies over twenty-five years, he served on the Board of Potash Corporation of Saskatchewan, the Crown corporation, from 1982 to 1989.

Mr. Howe is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee.

JEFFREY J. McCAIG
                                                                                             Director Since 2001
                                                  Number of Shares Beneficially Owned — 5,000*
                                                                   Number of Share Units Held — 319**

Mr. McCaig, 50, of Calgary, Alberta is President, CEO and a director of Trimac Corporation, a bulk trucking and third-party logistics company. Before joining Trimac in 1983, he practiced law specializing in corporate financing and securities. He is a director of BOVAR Corporation.

Mr. McCaig is a member of the Audit Committee and the Compensation Committee.

MARY MOGFORD
                                                                                             Director Since 2001
                                                  Number of Shares Beneficially Owned — 5,000*
                                                                   Number of Share Units Held — 319**

Ms. Mogford, 57, of Newcastle, Ontario is a Corporate Director and a Partner in Mogford Campbell Inc., a strategic business and financial consulting company. A former Deputy Minister of Finance and Deputy Minister of Natural Resources in the Province of Ontario, she is a director of Falconbridge Ltd., MDS Inc., Sears Canada Inc., Teranet Inc. and The Hospital for Sick Children Foundation, Toronto.

Ms. Mogford is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

DONALD E. PHILLIPS
                                                                                             Director Since 1991
                                                Number of Shares Beneficially Owned — 20,600*
                                                                 Number of Share Units Held — 1,594**

Mr. Phillips, 69, of Brandon, Mississippi, is Chairman of the Board of the Corporation. He is a former President and CEO of Pitman-Moore Inc., a producer and marketer of animal feed and health products. He is former Chairman of the Board of Synbiotics Inc. and a director of Great Lakes REIT Inc., Oak Brook, Illinois. He serves on the boards of trustees of three colleges.

Mr. Phillips is Chairman of the Executive Committee and a member of the Corporate Governance and Nominating Committee.

PAUL J. SCHOENHALS
                                                                                             Director Since 1992
                                                Number of Shares Beneficially Owned — 15,000*
                                                                   Number of Share Units Held — 319**

Mr. Schoenhals, 60, of Calgary, Alberta, President of Petroleum Industry Training Service, was Chairman of Potash Corporation of Saskatchewan, the Crown corporation, from 1987 to 1989. He is a former Member of the Legislative Assembly and Cabinet Minister in Saskatchewan.

Mr. Schoenhals is a member of the Compensation Committee and the Safety, Health & Environment Committee.

E. ROBERT STROMBERG, Q.C.
                                                                                             Director Since 1991
                                                Number of Shares Beneficially Owned — 25,272*
                                                                   Number of Share Units Held — 319**

Mr. Stromberg, 60, of Saskatoon, Saskatchewan, is associated with the Saskatchewan law firm Robertson Stromberg. He is a director of NorSask Forest Products Inc. and Hitachi Canadian Industries Ltd., a member of the Provincial Court Commission and Chairman of the Saskatoon Airport Authority.

Mr. Stromberg is a member of the Executive Committee and the Safety, Health & Environment Committee.

JACK G. VICQ
                                                                                             Director Since 1989
                                                Number of Shares Beneficially Owned — 20,693*
                                                                   Number of Share Units Held — 319**

Mr. Vicq, 62, of Saskatoon, Saskatchewan, is a Professor Emeritus of Accounting in the College of Commerce, University of Saskatchewan and was formerly Associate Dean of Commerce and responsible for the Centre for International Business Studies. A member of the professional conduct committee of the Saskatchewan Institute of Chartered Accountants, he holds the A.W. Johnson Distinguished Chair in Public Policy in the Saskatchewan Finance Department.

Mr. Vicq is Chairman of the Audit Committee and a member of the Executive Committee.

THOMAS J. WRIGHT
                                                                                             Director Since 1999
                                                Number of Shares Beneficially Owned — 92,900*
                                                                   Number of Share Units Held — 319**

Mr. Wright, 69, of Raleigh, North Carolina, retired as President of PCS Phosphate on June 30, 1999. Formerly President and CEO of Texasgulf Inc., the predecessor to PCS Phosphate, he has been active in many fertilizer industry associations.

Mr. Wright is a member of the Safety, Health & Environment Committee and the Corporate Governance and Nominating Committee.

*	The number of Shares indicated above as beneficially owned by the nominated directors includes Shares purchasable by such directors within 60 days of March 15, 2002 through the exercise of options granted by the Corporation, as follows: Frederick J. Blesi 5,000 Shares; Douglas J. Bourne 16,400 Shares; William J.

Doyle 283,500 Shares; Dallas J. Howe 18,400 Shares; Jeffrey J. McCaig 5,000 Shares; Mary Mogford 5,000 Shares; Donald E. Phillips 19,600 Shares; Paul J. Schoenhals 14,600 Shares; E. Robert Stromberg 20,400 Shares; Jack G. Vicq 20,100 Shares; and Thomas J. Wright 92,900 Shares.

**	See “Compensation of Directors”. Share Units do not carry any voting rights. The number of Share Units held by each director has been rounded down to the nearest whole number.

      All of the above directors have had the principal occupation described above for the previous five years except as follows: Mr. Doyle was President of PCS Sales from March 1997 to July 1998, and President and Chief Operating Officer of the Corporation from July 1998 to July 1999.

      The law firm of Robertson Stromberg has provided and continues to provide legal services to the Corporation. E. Robert Stromberg was, during 2001, associated with Robertson Stromberg.

      Mr. Doyle is Chairman of Canpotex Limited, a potash export, sales and marketing company owned in equal shares by the three potash producers in Saskatchewan. In 2001, sales to Canpotex Limited amounted to $237 million.

      During 2001, there were 8 meetings of the Board and the number of meetings held by committees of the Board were: (i) Executive Committee — 4; (ii) Audit Committee — 8; (iii) Compensation Committee — 5; (iv) Safety, Health & Environment Committee — 5; and (v) Corporate Governance and Nominating Committee — 3. Each of the Corporation’s current directors attended at least 75% of the total of the meetings of the committees on which the director served and the meetings of the Board.

      Mr. Wigmore, a director since 1989, has advised the Corporation of his intention not to seek re-election, thereby retiring from the Board on May 9, 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth, for the periods indicated, all compensation earned by the individual who served as Chief Executive Officer of the Corporation during 2001 and by each of the Corporation’s other four most highly compensated executive officers as of the end of calendar year 2001 for services rendered to the Corporation and its subsidiaries (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE(1)

					Long-Term
					Compensation

		Annual Compensation			Awards	Payouts

					Securities
				Other	Underlying
				Annual	Options	LTIP	All Other
		Salary	Bonus(2)	Compensation	Granted(3)	Payouts	Compensation
Name and Principal Position	Year	$	$	$	#	$	$

William J. Doyle	2001	787,500	425,000	53,464(5)	70,000	—	51,895(6)
President and Chief	2000	725,000	1,000,000	1,163	70,000	—	69,074(6)
Executive Officer(4)	1999	622,500	230,000	8,059	70,000	187,250	40,651(6)

James F. Dietz	2001	378,125	128,000	—	35,000	—	23,237(8)
Executive Vice President	2000	325,000	305,000	14,466	35,000	—	40,641(8)
and Chief Operating Officer(7)	1999	307,500	85,000	—	30,000	87,383	8,781(8)

Wayne R. Brownlee	2001	350,065	110,000	1,241	30,000	—	25,193(10)
Senior Vice President,	2000	325,000	245,000	—	30,000	—	77,439(10)
Treasurer and	1999	223,738	85,000	—	30,000	109,229	17,127(10)
Chief Financial Officer(9)

Garth W. Moore	2001	315,000	90,900	2,946	30,000	—	24,115(11)
President, PCS Potash	2000	300,000	213,000	—	30,000	—	45,073(11)
	1999	229,023	80,000	2,159	30,000	112,350	17,564(11)

Thomas J. Regan	2001	315,000	90,900	—	30,000	—	17,447(13)
President, PCS	2000	300,000	200,000	—	30,000	—	39,044(13)
Phosphate(12)	1999	250,800	80,000	—	30,000	78,021	9,727(13)

(1)	Those amounts which were paid in Canadian dollars have been converted to United States dollars using the average exchange rate for the month prior to the date of payment.

(2)	Reports amounts awarded pursuant to the Corporation’s Short-Term Incentive Plan. See “Compensation Committee Report on Executive Compensation — Short-Term Incentive Compensation”.

(3)	Options granted pursuant to the Corporation’s Stock Option Plan — Officers and Employees.

(4)	Prior to July 1, 1999, Mr. Doyle’s principal position was President and Chief Operating Officer of the Corporation.

(5)	Of the other annual compensation indicated for 2001, $24,806 reflects a payment made for personal tax preparation and administration and $16,296 reflects a membership allowance.

(6)	The reported amounts for 2001, 2000 and 1999 consist, respectively, of:

(i)	$43,820, $40,857 and $35,529 which represents the Corporation’s contribution to the Corporation’s defined contribution pension and savings plans on behalf of the indicated Named Executive Officer;

(ii)	$8,075, $7,448 and $5,122 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer; and

(iii)	$20,769 for 2000 which represents a lump sum pay-out to satisfy the Corporation’s obligation to the indicated Named Executive Officer for earned but unused vacation.

(7)	Prior to November 1, 2000, Mr. Dietz’s principal position was President, PCS Nitrogen, Inc. (“PCS Nitrogen”), a subsidiary of the Corporation.

(8)	The reported amounts for 2001, 2000 and 1999 consist, respectively, of:

(i)	$8,500, $8,500 and $6,400 which represents contributions by the Corporation’s subsidiary to its defined contribution pension plan on behalf of the indicated Named Executive Officer; and

(ii)	$2,155, $2,028 and $2,381 which represents the value of the benefit for group term life insurance premiums paid by the Corporation’s subsidiary on behalf of the indicated Named Executive Officer; and

(iii)	$12,582 for 2001 and $30,113 for 2000 which represents moving expenses.

(9)	Prior to July 11, 1999, Mr. Brownlee was Senior Vice President, Expansion & Development of the Corporation.

(10)	The reported amounts for 2001, 2000 and 1999 consist, respectively, of:

(i)	$21,957, $20,880 and $15,664 which represents the Corporation’s contribution to its defined contribution pension and savings plans on behalf of the indicated Named Executive Officer;

(ii)	$3,236, $2,617 and $1,463 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer; and

(iii)	$53,942 for 2000 which represents a lump sum pay-out to satisfy the Corporation’s obligation to the indicated Named Executive Officer for earned but unused vacation.

(11)	The reported amounts for 2001, 2000 and 1999 consist, respectively, of:

(i)	$20,200, $19,629 and $15,922 which represents the Corporation’s contribution to its defined contribution pension and savings plans on behalf of the indicated Named Executive Officer;

(ii)	$3,915, $3,521 and $1,642 which represents the value of the benefit for group term life insurance premiums paid by the Corporation on behalf of the indicated Named Executive Officer; and

(iii)	$21,923 for 2000 which represents a lump sum pay-out to satisfy the Corporation’s obligation to the indicated Named Executive Officer for earned but unused vacation.

(12)	Prior to July 1, 1999, Mr. Regan’s principal position was Executive Vice President, PCS Phosphate Company, Inc. (“PCS Phosphate”), a subsidiary of the Corporation.

(13)	The reported amounts for 2001, 2000 and 1999 consist, respectively, of:

(i)	$8,500, $8,500 and $8,000 which represents contributions by the Corporation’s subsidiary to its defined contribution pension plan on behalf of the indicated Named Executive Officer;

(ii)	$1,966, $1,872 and $1,727 which represents the value of the benefit for group term life insurance premiums paid by the Corporation’s subsidiary on behalf of the indicated Named Executive Officer; and

(iii)	$6,981 for 2001 and $28,672 for 2000 which represents moving expenses.

Long-Term Incentive Plan

      Each of the Named Executive Officers participates in the Corporation’s Long-Term Incentive Plan, adopted in 2000. For a description of the operation of the plan, see “Compensation Committee Report on Executive Compensation — Long-Term Incentive Compensation”. The following table sets forth hypothetical potential future payouts following the end of the current performance cycle (December 31, 2002).

	Estimated Future Payouts Under Non-Securities-
	Price-Based Plans

	-50% Appreciation	50% Appreciation	150% Appreciation
Name	$(1)(2)	$(1)(2)	$(1)(2)

William J. Doyle	404,688	2,832,813	5,260,938

James F. Dietz	123,398	863,789	1,604,180

Wayne R. Brownlee	103,200	722,397	1,341,594

Garth W. Moore	93,000	657,000	1,209,000

Thomas J. Regan	93,000	657,000	1,209,000

(1)	Figures represent estimated payout at the end of the current performance cycle (December 31, 2002) for each of the Named Executive Officers, assuming Total Share Return (“TSR”) for the Corporation is -50%, 50% and 150%. TSR for the Corporation is calculated on the basis of appreciation in the share price of PCS stock over the performance period plus dividends.

At a TSR of -50%, the Absolute Percentage applied to the target percentage (“Absolute TSR”) is 0%. At a TSR of 50% the Absolute TSR is 150% and at a TSR of 150%, the Absolute TSR is 300%. For the purpose of the examples, the TSR of the Company is assumed to exceed the TSR of the peer group by 5, resulting in a Relative Percentage of Target Percentage of 25.0% (“Relative TSR”).

(2)	The target award percentage is adjusted (up or down) by multiplying it by the combined TSR factors (Absolute TSR and Relative TSR). The resulting award percentage is then applied to the total base salary earned by the executive over the performance cycle (3 years) while they were actively employed. The award is paid, in cash, within 60 days following the end of the performance cycle.

For Mr. Doyle, his target percentage is 70% and salary over the three year period would be $2,312,500 (assuming 2001 levels for 2002). For Mr. Dietz, his target percentage is 45% and salary over the three years would be $1,096,875. For Mr. Brownlee, Mr. Moore and Mr. Regan, their target percentage is 40% with salaries of $1,031,995, $930,000 and $930,000, respectively.

Options

      The following table sets forth information concerning the grants of stock options to the Named Executive Officers during the year ended December 31, 2001.

OPTION GRANTS DURING THE

MOST RECENTLY COMPLETED FISCAL YEAR

Individual Grants

	Number of
	Securities	% of Total Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in Fiscal	Base Price		Present Value
Name	Granted(1)(2)#	Year	$/Share	Expiration Date	(3)(4)$

William J. Doyle	70,000	8.01	62.99	Nov. 20, 2011	1,452,500

James F. Dietz	35,000	4.00	62.99	Nov. 20, 2011	726,250

Wayne R. Brownlee	30,000	3.43	Cdn. 99.92	Nov. 20, 2011	609,004

Garth W. Moore	30,000	3.43	Cdn. 99.92	Nov. 20, 2011	609,004

Thomas J. Regan	30,000	3.43	62.99	Nov. 20, 2011	622,500

(1)	Options granted pursuant to the Corporation’s Stock Option Plan — Officers and Employees.

(2)	Options granted on November 20, 2001. Subject to the terms of the applicable plan, each option is exercisable with respect to one-half of the indicated number on or after November 20, 2002 and with respect to the balance of the indicated number on or after November 20, 2003 (or earlier in the event of a “change of control” of the Corporation as defined in the Corporation’s Stock Option Plan — Officers and Employees). All options are transferable (without consideration) to the spouse, children and grandchildren of the original optionee (or to a trust, partnership or limited liability company, the entire beneficial interest of which is held by one or more of the foregoing persons), in accordance with the terms and conditions of the Stock Option Plan — Officers and Employees.

(3)	The Modified Black-Scholes Option Pricing Model was used to determine the grant date present value of the stock options granted in November, 2001 by the Corporation to the Named Executive Officers. Under the Modified Black-Scholes Option Pricing Model, the grant date present value of the stock options referred to in the table was Cdn. $32.33 per Share for Mr. Brownlee and Mr. Moore and $20.75 per Share for Mr. Doyle, Mr. Dietz and Mr. Regan. The material assumptions and adjustments incorporated in the Modified Black-Scholes Option Pricing Model in estimating the value of options reflected in the above table include the following:

(i)	an option term of 8 years; with respect to the options granted to Mr. Brownlee and Mr. Moore, an interest rate of 4.54% (representing the interest rate on a Canadian Treasury security with a maturity date corresponding to that of the option term) and with respect to options granted to Mr. Doyle, Mr. Dietz and Mr. Regan, an interest rate of 4.50% (representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term);

(ii)	with respect to the options granted to Mr. Brownlee and Mr. Moore, volatility of 32.90% (calculated using daily stock prices on The Toronto Stock Exchange for the three-year period prior to the grant date) and with respect to options granted to Mr. Doyle, Mr. Dietz and Mr. Regan, volatility of 31.12% (calculated using daily stock prices on the New York Stock Exchange for the three-year period prior to the grant date);

(iii)	with respect to the options granted to Mr. Brownlee and Mr. Moore, dividends at the rate of Cdn. $1.572 per Share and with respect to options granted to Mr. Doyle, Mr. Dietz and Mr. Regan, dividends at the rate of $1.00 per Share (representing the annualized dividends paid with respect to a Share at the date of grant); and

(iv)	a reduction of approximately 10% to reflect the probability of forfeiture due to termination prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date.

The ultimate values of the options will depend on the future market price of the Shares, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Shares over the exercise price on the date the option is exercised.

(4)	Amounts denominated in Canadian dollars are converted to United States dollars at the exchange rate in effect at the date of grant of the options.

      The following table sets forth the options exercised during the year ended December 31, 2001 by the Named Executive Officers, the number of options held by the Named Executive Officers at Year end, and the year-end value of unexercised in-the-money options held by such individuals at December 31, 2001.

AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED

FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of		Value of Unexercised
			Securities Underlying		in-the-Money Options
			Options At FY-End		at FY-End(1)

	Securities
	Acquired on	Aggregate Value		#		$
	Exercise	Realized	#	Not	$	Not
Name	#	$	Exercisable	Exercisable	Exercisable	Exercisable

William J. Doyle	—	—	283,500	105,000	1,590,817	15,487

James F. Dietz	—	—	72,500	52,500	273,131	7,744

Wayne R. Brownlee	—	—	138,500	45,000	1,171,892	23,111

Garth W. Moore	10,000	242,837	111,000	45,000	376,861	23,111

Thomas J. Regan	—	—	53,750	45,000	272,025	6,637

(1)	Values are calculated by determining the amount by which the market value of the Shares underlying the options on December 31, 2001 exceeded the exercise prices of the options and converting Canadian dollar amounts to United States dollars using the December 31, 2001 exchange rate of $.6279.

Pension Plans

      The Corporation maintains the Potash Corporation of Saskatchewan Inc. Pension Plan (the “PCS Plan”) which generally requires all participating employees to contribute 5.5% of their earnings (or such lesser amount as is deductible for Canadian Income Tax purposes) to the PCS Plan and the Corporation to contribute an equal amount. When an individual retires, the full amount in the individual’s account is used to produce the pension.

      The Corporation maintains a Supplemental Retirement Income Plan (the “Supplemental Plan”) which is unfunded and non-contributory and which provides a supplementary pension benefit for certain of the Corporation’s officers and key managers. Under the basic terms of the Supplemental Plan a pension benefit is provided in an amount equal to 2% of the participant’s average three highest years’ earnings multiplied by the participant’s years of pensionable service (to a maximum of 35 years), minus any annual retirement benefit payable under the PCS Plan or certain other tax qualified plans maintained by the Corporation or any of its subsidiaries. Benefits under the Supplemental Plan are paid in the currency in which the participant’s earnings are denominated. For the purposes of the Supplemental Plan, earnings are defined as the participant’s annual base pay plus 100% of all bonuses paid or payable in the year pursuant to the Short-Term Incentive Plan. The normal retirement age pursuant to the Supplemental Plan is 65, with a reduction in benefits for early retirement prior to age 62. No benefits pursuant to the Supplemental Plan are payable if termination occurs prior to age 55. Benefits payable to employees who have reached the minimum age (55) for retirement pursuant to the Supplemental Plan are secured by letters of credit provided by the Corporation and are generally paid in the form of an annuity for life, or at a participant’s election, in a single lump sum payment equal to the actuarial present value of the annual benefit provided by the Supplemental Plan.

      For a designated group of senior officers of the Corporation, including Mr. Doyle, Mr. Brownlee and Mr. Moore, the benefit payable is an amount equal to: (i) 5% of the senior officer’s average three highest years’ earnings multiplied by the senior officer’s years of pensionable service (to a maximum of 10 years), plus (ii) 2% of the senior officer’s average three highest years of earnings multiplied by the senior officer’s years of pensionable service in excess of 25 years to a maximum of 10 additional years, minus (iii) any annual retirement benefit payable under the PCS Plan and certain other tax qualified plans maintained by the Corporation or any of its subsidiaries. In addition, for such designated group of senior officers, earnings will also include payments to the participant pursuant to the Long-Term Incentive Plan at the end of a performance cycle, allocated equally over the three years in the performance cycle.

      The following table shows the estimated annual benefits payable upon retirement to Mr. Doyle, Mr. Brownlee and Mr. Moore pursuant to the Supplemental Plan. Estimated benefits payable pursuant to the Supplemental Plan will be reduced by any benefits payable for Mr. Doyle, Mr. Brownlee and Mr. Moore pursuant to the PCS Plan and certain other tax qualified plans maintained by the Corporation or any of its subsidiaries.

SUPPLEMENTAL RETIREMENT INCOME PLAN TABLE

Remuneration	Years of Service

	$10	20	30	40	50

$ 250,000	$ 125,000	$ 125,000	$ 150,000	$ 175,000	$ 175,000

500,000	250,000	250,000	300,000	350,000	350,000

1,000,000	500,000	500,000	600,000	700,000	700,000

1,500,000	750,000	750,000	900,000	1,050,000	1,050,000

2,000,000	1,000,000	1,000,000	1,200,000	1,400,000	1,400,000

3,000,000	1,500,000	1,500,000	1,800,000	2,100,000	2,100,000

      As of December 31, 2001, the three highest year average earnings for purposes of the Supplemental Plan for each Named Executive Officer participating in the Supplemental Plan were as follows: $1,521,572 for Mr. Doyle, $491,782 for Mr. Brownlee and $458,350 for Mr. Moore. The salary calculations for Mr. Doyle, Mr. Brownlee and Mr. Moore include no provision for payouts pursuant to the LTIP plan, which amounts will not be known until the expiration of the current performance period. The estimated credited years of service at assumed retirement age of 65 for each of the Named Executive Officers participating in the Supplemental Plan are as follows: 28 years for Mr. Doyle, 41 years for Mr. Brownlee and 31 years for Mr. Moore.

      Prior to January 1, 1999, PCS Phosphate and PCS Nitrogen maintained separate defined benefit pension plans for their respective eligible U.S. employees, including Mr. Dietz in the case of PCS Nitrogen and Mr. Regan in the case of PCS Phosphate. Effective January 1, 1999 the Corporation consolidated its pension plans for U.S. employees and the Nitrogen Pension Plan was merged with and into the Phosphate Pension Plan to form a new U.S. Pension Plan (the “U.S. Pension Plan”).

      Under the U.S. Pension Plan, participants age 62 or older with at least 20 years of service, receive a retirement benefit of 1 1/2% of the participant’s final average compensation (as defined below) multiplied by the participant’s years of service accrued after December 31, 1998 (maximum 35 years) in the form of a life annuity. Participants with service accrued prior to January 1, 1999 under the Phosphate Pension Plan or the Nitrogen Pension Plan have a portion of their retirement benefit calculated in accordance with the applicable benefit formula as in effect on December 31, 1998. Employees not meeting the minimum age or years of service requirement at termination receive a reduced benefit.

      Pursuant to the U.S. Pension Plan, final average compensation is defined as compensation for the highest paid 60 consecutive months of service out of the last 120 months of service. Compensation is defined as a participant’s base pay plus bonus. The benefits available under the U.S. Pension Plan are not subject to offset for other retirement benefits.

      The retirement benefits from the U.S. Pension Plan for Mr. Dietz and Mr. Regan are subject to certain limitations on the amount of retirement benefits that may be provided under U.S. tax qualified pension plans. PCS Phosphate maintains a supplemental benefits plan (the “Phosphate Supplemental Plan”) which is an unfunded and non-qualified plan intended to provide participants therein, including Mr. Regan, the same aggregate retirement benefits such participant would have received had there been no legal limitations on the benefits provided by the U.S. plan. Mr. Dietz does not currently participate in any supplemental plan.

However, the Company is continuing to develop an appropriate supplemental retirement plan to address such limitations.

      For Mr. Dietz and Mr. Regan, the following table represents an estimate of the retirement income calculated pursuant to the U.S. Pension Plan for service on or after January 1, 1999 (assuming the implementation of a supplemental plan to address applicable limitations under the U.S. Internal Revenue Code for Mr. Dietz, and taking into account Mr. Regan’s benefit under the Phosphate Supplemental Plan).

POST-1998 SERVICE TABLE

Remuneration	Years of Service

	$10	15	20	25	30

$200,000	$ 30,000	$ 45,000	$ 60,000	$ 75,000	$ 90,000

300,000	45,000	67,500	90,000	112,500	135,000

400,000	60,000	90,000	120,000	150,000	180,000

500,000	75,000	112,500	150,000	187,500	225,000

600,000	90,000	135,000	180,000	225,000	270,000

      As of December 31, 2001, the final average compensation for the purposes of the U.S. Pension Plan and any applicable supplemental plan for Mr. Dietz was $469,756 and for Mr. Regan was $364,821. The estimated credited years of post-1998 service at normal retirement age of 65 for Mr. Dietz is 13 years and for Mr. Regan 10 years.

      As of December 31, 1998, the Nitrogen Pension Plan provided a normal monthly retirement benefit equal to the sum of (i) 1.1% of the participant’s average monthly pay during the highest paid 60 consecutive calendar months of the last 120 calendar months of employment multiplied by the participant’s credited service and (ii) 0.4% of (a) the excess of such average monthly pay over the participant’s “covered compensation” multiplied by (b) the participant’s credited service (up to a maximum of 35 years). “Covered compensation” is defined as the 35-year average of the U.S. Social Security wage bases measured from the year in which the participant reaches Social Security retirement age.

      The following table represents an estimate of the pre-1999 service component of the retirement income of Mr. Dietz at the levels of average compensation and years of service shown calculated pursuant to the formula in the Nitrogen Pension Plan (assuming the implementation of a supplemental plan to address applicable limitations under the U.S. Internal Revenue Code). The following calculations use the applicable social security earning limit based on Mr. Dietz’s year of birth, 1946.

PRE-1999 SERVICE TABLE

Remuneration	Years of Service

	$5	10	15	20	25

$200,000	$ 14,000	$ 28,000	$ 42,000	$ 55,000	$ 69,000

300,000	21,000	43,000	64,000	85,000	107,000

400,000	29,000	58,000	87,000	115,000	144,000

500,000	36,000	73,000	109,000	145,000	182,000

600,000	44,000	88,000	132,000	175,000	219,000

      As of December 31, 2001, the estimated credited years of pre-1999 service at normal retirement age of 65 for Mr. Dietz is 6 years. Final average compensation is the same as that calculated for the purpose of the U.S. Pension Plan and post-1998 service.

      As of December 31, 1998, the PCS Phosphate Plan benefit formula provided a retirement benefit of 2% of the participant’s final average compensation multiplied by the participant’s years of service (maximum 35 years). Prior to 1999, participants in the PCS Phosphate Plan were required to contribute 1% of base monthly compensation to the plan. The following table represents an estimate of the pre-1999 service component retirement income of Mr. Regan at the levels of average compensation and years and service shown calculated pursuant to the benefit formulas in the PCS Phosphate Plan and the Phosphate Supplemental Plan, and includes the 1% participant contribution.

PRE-1999 SERVICE TABLE

Remuneration	Years of Service

	$10	15	20	25	30

$150,000	$ 30,000	$ 45,000	$ 60,000	$ 75,000	$ 90,000

200,000	40,000	60,000	80,000	100,000	120,000

250,000	50,000	75,000	100,000	125,000	150,000

300,000	60,000	90,000	120,000	150,000	180,000

400,000	80,000	120,000	160,000	200,000	240,000

      As of December 31, 2001, the estimated credited years of pre-1999 service at normal retirement age of 65 for Mr. Regan is 12 years and final average compensation is $274,721. Final average compensation is calculated in the same manner as the U.S. Pension Plan and post-1998 service, but compensation is defined as a participant’s base pay only.

Employment Contracts and Termination of Employment

Change in Control Agreements

      Effective December 30, 1994, the Corporation, and where applicable, PCS Sales, entered into Change in Control Agreements with certain senior executives, including Mr. Doyle, Mr. Brownlee and Mr. Moore. The initial term of each Change in Control Agreement was to December 31, 1997; however, the Change in Control Agreements were automatically renewed to December 31, 1998 and continue to be subject to automatic renewal for successive one year terms until the employee reaches age 65 or unless either party gives notice of termination. A change in control of the Corporation will be deemed to have occurred if:

(a)	there is a significant (50 percent or more) change in the Board within any two year period, not including replacement directors approved for nomination by the Board;

(b)	there occurs an amalgamation, merger, consolidation, or other transaction whereby the control of the existing shareholders of the Corporation is diluted to less than 50 percent control of the surviving or consolidated entity;

(c)	there occurs a significant (50 percent or more based on book value) sale or other disposition of the fixed assets of the Corporation within any twelve month period; or

(d)	any party acquires 20 percent or more of the voting securities of the Corporation.

      Benefits pursuant to the Change in Control Agreements will be payable upon termination of the executive’s employment within two years following a change in control. Termination of the executive’s employment is defined to include the executive ceasing to be employed for any reason, including constructive dismissal, except by reason of death, disability, resignation or voluntary retirement, or dismissal for dishonest or wilful misconduct.

      The severance benefit entitlements upon termination of employment following a change in control of the Corporation are:

(a)	a lump sum payment of three times the executive’s base salary and average bonus for the last three years;

(b)	a lump sum payment of the pro-rata target bonus for the short year in which termination occurs;

(c)	immediate vesting and cash out of all outstanding Long Term Incentive Plan awards;

      Payments to be made pursuant to the foregoing and relating to the employee’s bonus may be deferred by the executive for up to three years or for such other period as may be permitted by the Income Tax Act (Canada);

(d)	a credit of three additional years of service under the Supplemental Plan;

(e)	three year continuation of medical, disability, and group term life insurance. These benefits terminate, however, upon obtaining similar coverage from a new employer or upon commencement of retiree benefits; and

(f)	financial or outplacement counselling to a maximum of Cdn$10,000.

      All outstanding non-exercisable options granted to the executive pursuant to the Corporation’s stock option plan for officers and employees become exercisable upon the occurrence of a change in control. In the event no public market for the Shares exists, the Corporation (or PCS Sales as the case may be) will compensate the executive for the value of his or her options on the basis of a share value approved by the shareholders of the Corporation upon a change in control, or, if no such value has been approved, then based upon the market value of the Shares when last publicly traded. For Mr. Doyle, there is provision for a “gross up” of payments to cover excise taxes if payable in respect of such benefits.

Other

      The current severance policy of the Corporation for termination without cause, which is applicable to all salaried employees including the Named Executive Officers, is notice of impending termination, or payment of salary in lieu of notice, equivalent to two weeks for each complete year of service (subject to a minimum of 4 weeks and a maximum of 52 weeks). Such policy is superseded by specific termination provisions contained in a written agreement.

COMPENSATION COMMITTEE

Composition of the Compensation Committee

      The following individuals served as members of the Compensation Committee during the year which ended on December 31, 2001.

Barrie A. Wigmore (Chairman)

Isabel B. Anderson
Frederick J. Blesi
Dallas J. Howe
Jeffrey J. McCaig
Paul J. Schoenhals
Daryl K. Seaman

      Ms. Anderson and Mr. Seaman were members of the Committee until their retirement from the board in May 2001. Messrs. Blesi, Howe, and McCaig were appointed to the Committee in May 2001.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board (the “Committee”) is, at present, composed of five independent directors. The Committee is charged with formulating and making recommendations to the Board in respect of compensation issues relating to directors and senior officers of the Corporation. The Committee also makes recommendations regarding the Corporation’s Stock Option Plans and administers its Short and Long-Term Incentive Plans, each in accordance with its terms. The Committee reviews and makes recommendations regarding the general merit increase budget for salaried and non-bargaining hourly employees. In addition, the Committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding corporate succession matters.

      Executive compensation policies are designed with the objective of attracting and retaining qualified executives by providing compensation packages which are competitive within the marketplace and by compensating them in a manner which encourages individual performance consistent with shareholder expectations.

Salary

      The Corporation has established a system of tiered salary levels for senior executives (i.e. vice president and above) of the Corporation. Currently, each senior executive position is assigned to the appropriate salary tier, considering the position’s internal value as well as external competitive comparisons with information provided by independent compensation consultants. Each individual’s salary is then set within the applicable range determined for the tier, taking into account the individual’s duties, performance and experience. Individual executive salaries are subject to approval by the Chief Executive Officer and the Compensation Committee of the Board.

Short-Term Incentive Compensation

      The Corporation’s Short-Term Incentive Plan is intended to aid in developing strong corporate management by providing financial incentives to key employees to achieve objectives which contribute materially to the Corporation’s success. The plan presently provides for incentive awards based on an individual’s performance, position with the Corporation and the financial results of the Corporation. Ranges of incentive awards are established for each position, which awards are expressed as a percentage of annual salary. The actual percentage used in calculating the award is generally determined by the Corporation’s cash flow return (as defined) in relation to a pre-established target, subject to adjustment based upon the individual’s performance and such other factors as the Committee deems appropriate. For certain participants in the plan employed at particular operating facilities, the award percentage is adjusted pursuant to a formula designed to reflect the actual results of the operating facility compared to an approved target for that facility. Under the terms of the plan, generally no payments are made when the cash flow return is less than 50% of the target set by the Board for that year. For senior executives, which include the Named Executive Officers, incentive awards range from 15% to 140% of salary depending upon actual cash flow return as compared to target return once the minimum threshold requirement has been met, all subject to adjustment based on the Executive’s performance and such other factors as the Committee deems appropriate.

Long-Term Incentive Compensation

      The Corporation’s Long-Term Incentive Plan, as amended, is designed to retain high-potential, high-value employees, to recognize and reward their significant contributions to the long-term success of the Corporation, and to align their interests more closely with the shareholders of the Corporation. Performance under this cash based plan is measured by reference to Total Shareholder Return (“TSR”). TSR measures the capital appreciation of PCS stock and includes dividends paid. As such, it simulates the actual investment performance realized by shareholders.

      The Long-Term Incentive Plan considers both the absolute TSR of PCS, and the TSR performance relative to a peer group of companies. For purposes of the plan the peer group of companies includes, at present:

•	Agrium Inc.;

•	IMC Global Inc.;

•	Mississippi Chemical Corporation; and

•	Terra Industries Inc.

      Each executive is assigned a target award percentage ranging from 20% to 70%. This target award percentage is adjusted (up or down) by multiplying it by the combined TSR factors (Absolute TSR and Relative TSR). The resulting award percentage is then applied to the total base salary earned by the executive over the performance cycle (3 years) while they were actively employed. The award is paid, in cash, within 60 days following the end of the performance cycle.

      In the event a participant in the plan is terminated without cause or in the event of death, disability or retirement, awards are calculated up to the time of the applicable event and paid within a reasonable time. In the event of a voluntary termination or termination with cause, all rights under the plan are forfeited.

      The interests of management are also tied to the interests of the Corporation’s shareholders through the annual grant of options to executives and other key employees pursuant to the Corporation’s Stock Option Plan — Officers and Employees. The options are granted at 100% of market value, become exercisable over two years (or earlier in the event of a “change of control” as defined in the plan) and expire after ten years. Options are granted having regard to the position in and contribution made to the Corporation by the individual involved. The number of Shares subject to options granted to an individual is a function of the individual’s position within the Corporation and his or her ability to affect corporate performance.

      In considering whether to grant options and how many Shares are to be subject to options, the Committee considers the aggregate number of options outstanding and is also guided in such matters by applicable regulatory constraints.

      In relative terms, greater value within the compensation package is delivered through incentive compensation (short-term incentives, long-term incentives and options) than annual base salary. However, each element of the package is designed to complement the others in enabling the Corporation to achieve the objectives of its compensation policies.

Chief Executive Officer Compensation

      The Committee reviews annually the CEO’s salary, any awards under the Short and Long-Term Incentive Plans and any grant of options under the Corporation’s Stock Option Plan — Officers and Employees. The CEO’s annual salary is determined primarily on the basis of his individual performance and the performance of the Corporation. While no mathematical weighting formula exists, the Committee considers all factors which it deems relevant including the net income of the Corporation, the Corporation’s share price, the duties and responsibilities of the CEO and current compensation levels. Awards pursuant to the Short and Long-Term Incentive Plans and under the Corporation’s Stock Option Plan — Officers and Employees are made in accordance with the plans as outlined above.

      Reference is also made to the compensation of chief executive officers of an appropriate comparable group of companies selected by the Corporation. The comparison of the Corporation’s CEO compensation to the comparable group incorporates many factors including the relative size of the companies, their profitability and share price, the duties of the chief executive officer and any other extenuating or special circumstances.

      Mr. Doyle’s compensation for 2001 as set forth in the Summary Compensation Table was determined in accordance with the foregoing.

      Submitted on behalf of the Compensation Committee: Barrie A. Wigmore, Frederick J. Blesi, Dallas J. Howe, Jeffrey J. McCaig and Paul J. Schoenhals.

PERFORMANCE GRAPHS

      The following graph illustrates the Corporation’s cumulative shareholder return, assuming reinvestment of dividends, by comparing a Cdn$100 investment in the Corporation’s Shares at December 31, 1996 to the return on the TSE 300 Total Return Index.

	Dec-96	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01

Potash Corporation of Saskatchewan Inc. — TSE Listing	$100	$103	$87	$63	$109	$92

TSE 300	$100	$115	$113	$149	$160	$140

     The following graph illustrates the Corporation’s cumulative shareholder return, assuming reinvestment of dividends, by comparing a $100 investment in the Corporation’s Shares at December 31, 1996 to the return on the Standard & Poor’s 500 Index and the shareholder return of a peer group of fertilizer producers and marketers selected by the Corporation.

	Dec-96	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01

Potash Corporation of Saskatchewan Inc. — NYSE Listing	$100	$99	$77	$59	$98	$78

Self-selected Peer Group	$100	$87	$58	$41	$53	$45

S&P 500®	$100	$133	$171	$208	$189	$166

The Self-selected Peer Group consists of:

Company	Symbol

Agrium Inc.*	AGU
IMC Global Inc.	IGL
Mississippi Chemical Corp.	GRO
Terra Industries Inc.	TRA

*	Toronto Stock Exchange listing.

COMPENSATION OF DIRECTORS

      Directors of the Corporation are compensated through the cash payment of an annual retainer plus other fees, the grant of stock options and the grant of Share Units (as hereinafter defined). Each outside director’s compensation package, comprised of the above components, approximates $100,000 annually, with the Board Chair’s compensation package approximating $300,000 annually. Details regarding each component of the compensation packages are as follows.

      Except as set forth below, each director who is not also an officer or employee of the Corporation (an “outside director”) receives from the Corporation an annual retainer of $30,000, a per diem fee of $1,000 for meetings he or she attends and a travel fee of $500 per day where travel is required on a day or days on which a meeting does not occur. Outside directors receive an additional $3,500 per year if a chair of a Board committee. Each outside director who is a member of a Board committee receives a per diem fee of $1,000 for meetings he or she attends, provided such meetings are not held the same day as a Board meeting. Outside directors are also reimbursed for expenses incurred in discharging their responsibilities. Mr. Phillips, as Board Chair, receives an annual retainer of $100,000 (as opposed to $30,000).

      On November 20, 2001, the Board granted options with limited transferability (pursuant to the Stock Option Plan — Directors) to purchase 1,500 Shares to each director of the Corporation, with the exception of Mr. Doyle and Mr. Phillips. Mr. Phillips, as Board Chair, received an option to purchase 4,000 Shares. Such options have an exercise price equal to the fair market value of the Shares at the time the options were granted (Cdn $99.92 per Share for non-U.S. resident directors and $62.99 for U.S. resident directors, respectively), become exercisable over two years (or earlier in the event of a “change in control” of the Corporation as defined in the Stock Option Plan — Directors) and expire ten years after the date on which they were granted. A Black-Scholes valuation methodology, resulting in a value of $20.50 per share, was applied to these options to determine their present value for the purposes of calculating this component of the annual compensation package.

      Effective November 20, 2001, the Corporation adopted a Deferred Share Unit Plan for Non-Employee Directors (the “Plan”), which entitles non-employee directors to receive discretionary grants of deferred share units (“Share Units”), each of which has a value equal to the market value of a Share. The Plan also allows the director to defer, in the form of Share Units, up to 100% of the annual retainer fees and any other fees payable to such director in respect of serving as a director (“Fees”), which would otherwise be payable in cash. The Plan is intended to enhance the Corporation’s ability to attract and retain highly qualified individuals to serve as directors and promote a greater alignment of interests between such directors and the shareholders of the Corporation.

      The number of Share Units credited to the director’s account with respect to Fees that the director elects to allocate to the Plan is determined as of the last trading day of each calendar quarter and is equal to the quotient obtained by dividing (a) the aggregate amount of Fees allocated to the Plan for the relevant calendar quarter by (b) the market value of a Share on such last trading day (determined on the basis of the closing price on The Toronto Stock Exchange for participants resident in Canada and on the basis of the closing price on the New York Stock Exchange for all other participants). Share Units attract dividends in the form of additional Share Units at the same rate as dividends on Shares.

      Each Share Unit is credited to the account of an individual director and fully vests upon an award, but is distributed only when the director has ceased to be a member of the Board or the board of directors of any subsidiary and the director is neither an employee of the Corporation nor of any subsidiary. At such time, the director will receive, at the discretion of the Compensation Committee and as approved by the Board, either a number of Shares purchased on the open market equal to the number of Share Units recorded in the director’s account (reduced by the amount of applicable withholding taxes), or a cash payment equal to the market value of the director’s Share Unit entitlement (less applicable withholding taxes).

      On November 20, 2001, each non-employee director was granted 318 Share Units, with the exception of the Board Chair, Mr. Phillips, who was granted 1,588 Share Units.

CORPORATE GOVERNANCE

      A statement of corporate governance pursuant to the requirements and guidelines (the “Guidelines”) of The Toronto Stock Exchange relating to disclosure of corporate governance practices is attached hereto as Appendix A.

REPORT OF AUDIT COMMITTEE

      The following independent directors served as members of the Audit Committee during the year ended December 31, 2001:

Jack G. Vicq (Chairman)

Frederick J. Blesi
Honorable Willard Z. Estey, Q.C.
Dallas J. Howe
Jeffrey J. McCaig
Mary Mogford

      Mr. McCaig was appointed to the Audit Committee on January 23, 2001. Mr. Estey and Mr. Howe were members of the Committee until May 10, 2001, at which time Mr. Blesi and Ms. Mogford were appointed.

      In accordance with the Audit Committee charter adopted by the Board of Directors, the Audit Committee has responsibility for the oversight of the Corporation’s financial reporting and audit processes and related internal controls on behalf of the Board. During the fiscal year ended December 31, 2001, the committee met 8 times.

      In overseeing the audit process, the Audit Committee obtained from the independent auditors their letter dated February 8, 2002 as required by the Independent Standards Board Standard No. 1 describing all relationships between the auditors and the company that might bear on the auditors’ independence and the auditors’ judgment that they are, in fact, independent and discussed with the auditors the disclosures therein. The Committee also reviewed the organizational structure, procedure and practices that support the objectivity of the internal audit department. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks. The Committee discussed, with and without management present, the results of the independent auditors’ examination of the financial statements and all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”. The Committee also discussed the results of the internal audit examinations.

      In telephonic meetings with financial management, internal audit and the independent auditors, the Audit Committee reviewed and discussed quarterly interim financial information prior to the earnings release for the applicable quarter. The Committee also reviewed the quarterly and annual MD&A.

      The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2001, with management and the independent auditors, including the quality, not just the acceptability, of the Corporation’s financial reporting practices and the completeness and clarity of the related financial disclosures. Management is responsible for the preparation of the Corporation’s financial statements and the independent auditors are responsible for auditing those financial statements.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors.

      Submitted on behalf of the Audit Committee, Jack G. Vicq, Frederick J. Blesi, Jeffrey J. McCaig and Mary Mogford.

APPOINTMENT OF AUDITORS

      Proxies solicited hereby will be voted to reappoint the firm of Deloitte & Touche LLP, the present auditors, as auditors of the Corporation to hold office until the next annual meeting of shareholders, unless the shareholder signing such proxy specifies otherwise. The affirmative vote of a majority of Shares voted on such matter is required to reappoint the firm of Deloitte & Touche LLP, as auditors of the Corporation. A representative of Deloitte & Touche LLP is expected to attend the Meeting. At that time the representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

      For the year ended December 31, 2001, Deloitte & Touche LLP received the following fees:

(a) Audit Fees — $1,224,000;

(b) Financial Information System Design & Implementation Fees — $0; and

(c) All Other Fees — $782,000.

      The Audit committee of the Board has considered and is of the view that the services provided in (b) and (c) set forth above are compatible with maintaining the auditors’ independence. The committee continues to monitor and review the independence of its auditors on an on-going basis.

CBCA CONTINUANCE

      At the Meeting, shareholders will be asked to consider and, if thought appropriate, to pass a special resolution (the “Continuance Resolution”) in the form set out in Appendix B to this Information Circular approving the continuance of the Corporation under the Canada Business Corporations Act (the “CBCA”). A continuance is a transfer of the Corporation’s jurisdiction of incorporation. Upon completion of the Continuance, the Corporation will become a corporation governed by the CBCA as if it had been incorporated under the CBCA and The Business Corporations Act (Saskatchewan) (the “SBCA”) will cease to apply to the Corporation. The Corporation will then be registered in Saskatchewan as an extra-provincial corporation.

      The Corporation is currently governed, as to matters of corporate law, by the SBCA. The SBCA requires shareholder approval by special resolution and approval by the Director under the SBCA to effect a continuance to another jurisdiction. Before a continuance is effected, shareholders must be given at least 21 and no more than 50 days notice before the Meeting. At the Meeting, the Continuance Resolution must be passed by a majority of not less than two-thirds of the votes cast by shareholders represented in person or by proxy. The Continuance Resolution also includes approval for a new General By-Law (the “General By-Law”) of the Corporation to replace the Corporation’s existing By-Law No. 5 and By-Law No. 6, which will be repealed in connection with the Continuance. Each share of the Corporation carries a right to vote on the Continuance Resolution .

      The proposed articles of continuance (the “Articles of Continuance”) and the General By-Law of the Corporation are set out in Appendices C and D respectively to this Information Circular.

Reasons for the Proposed Continuance

      Management of the Corporation has reviewed the CBCA in light of the series of recent amendments which became effective November 24, 2001 and believes that the CBCA offers a more favorable corporate regime for the Corporation and its stakeholders.

      Management of the Corporation has considered the possible continuance of the Corporation under the CBCA. In light of the national and international scope of the affairs of the Corporation and the amendments to the CBCA, the board of directors and management of the Corporation believes that it is now appropriate for the Corporation to continue under the CBCA.

The Canada Business Corporations Act

      The CBCA and the SBCA are similar in many respects, although there are some notable distinctions. Shareholders should consult their professional advisors with respect to the detailed provisions of the CBCA and their rights under it. Certain of the significant differences between the CBCA and the SBCA are set out below. This summary is not an exhaustive review of the two statutes. Reference should be made to the full text of both statutes for particulars of the differences.

Significant Differences Between the CBCA and the SBCA

(a)	Under the SBCA, a majority of a corporation’s directors must be resident Canadians and a majority of any committee of the board of directors must also be resident Canadians. Under the CBCA, only 25% of the directors of a corporation need be resident Canadians and there is no resident Canadian requirement for committees of a board of directors.

(b)	Under the SBCA, the Corporation cannot presently hold an electronic or telephonic shareholders’ meeting. The CBCA permits shareholders to participate in and vote at a meeting by way of telephonic, electronic or other communication facility if a corporation makes available such a communication facility.

(c)	Provisions in the CBCA relating to the provision of indemnities and insurance coverage for directors and officers are broader than the equivalent provisions in the SBCA. In addition, the CBCA contains a “due diligence” defence for directors in respect of certain matters including liability for employee wages and non-compliance with certain sections of the CBCA. An equivalent defence does not exist under the SBCA.

(d)	The CBCA provides that a corporation may advance defence costs and indemnify individuals for all legal proceedings if such individual is involved as a result of having been a director or officer of such corporation or other specified entity. The indemnified individual is required to repay the moneys advanced if he or she was not acting honestly and in good faith with a view to the best interests of the corporation, or in the case of a criminal or administrative action, did not have reasonable grounds for believing his or her conduct to be lawful. The SBCA does not provide a corporation with the statutory authority to advance costs under any circumstances.

(e)	Disclosure rules for directors and officers interests in material contracts under the CBCA are broader than their SBCA counterparts. Under the SBCA, disclosure requirements apply with respect to interests in material contracts. Under the CBCA, the disclosure requirements apply to material transactions. The CBCA permits shareholders to examine documents and excerpted minutes of meetings containing a director’s or officer’s disclosure of an interest in a material contract or transaction. The SBCA contains no similar shareholder access provisions.

(f)	The regulation of insider trading under the CBCA includes provisions not included in the SBCA. In particular, the CBCA contains prohibitions on insiders buying puts, selling calls or short selling securities of a corporation. A CBCA insider who contravenes this section may be found guilty of a quasi-criminal offence and be subject to a fine and a prison term. The SBCA does not contain any similar quasi-criminal sanctions.

(g)	In order to submit a proposal at a shareholders’ meeting under the CBCA, a shareholder must hold at least the lesser of (i) shares having a market value of $2,000 or greater or (ii) 1% of the total number of outstanding voting shares. The SBCA contains no equivalent limitation on shareholder proposals except that, with respect to a proposal concerning director nominations, a shareholder must own 5% of the total number of outstanding voting shares in order to submit a proposal. In addition, the CBCA explicitly extends the right to submit proposals to beneficial shareholders, while the SBCA reference to “shareholders” could be read to include only registered holders of shares. The CBCA also contains detailed requirements with respect to the submission of proposals which had been submitted and defeated at previous shareholders’ meetings which require such a proposal to have received a specified percentage of votes at the meeting the proposal was defeated which are not mirrored under the SBCA. While both the CBCA and SBCA contain provisions restricting the situations in which a person may solicit proxies, an exception exists under the CBCA where the solicitation is made to 15 or fewer shareholders and in certain prescribed circumstances, by way of public broadcast. There is no equivalent provision under the SBCA. Under the SBCA, a shareholder cannot nominate someone as a director from the floor at a shareholders’ meeting. The CBCA does not preclude this practice.

(h)	Unlike the SBCA, the CBCA specifically regulates going-private transactions (transactions resulting in the termination of a shareholders interest without consent). The CBCA specifically permits going-private transactions subject to compliance with all applicable fairness requirements under provincial securities laws while the SBCA contains no equivalent provisions. Under the CBCA, if over 90% of the shares of a corporation are tendered to a take-over bid, the remaining minority shareholders can require the offeror under the bid to acquire their shares on the same terms received under the take-over bid. The SBCA does not contain a similar provision.

Effects of Continuance

General

      The Continuance does not create a new legal entity, nor will it prejudice or affect the continuity of the Corporation. The Continuance will not result in any change in the business of the Corporation nor in the persons who constitute the Corporation’s board of directors and officers. Subsections 187(7) and (8) of the CBCA provide as follows:

      “(7) Rights preserved — When a body corporate is continued as a corporation under this Act,

(a)	the property of the body corporate continues to be the property of the corporation;

(b)	the corporation continues to be liable for the obligations of the body corporate;

(c)	an existing cause of action, claim or liability to prosecution is unaffected;

(d)	a civil, criminal or administrative action or proceeding pending by or against the body corporate may be enforced by or against the corporation; and

(e)	a conviction against, or ruling, order or judgment in favour of or against, the body corporate may be enforced by or against the corporation.

      (8) Issued shares — Subject to subsection 49(8), a share of a body corporate issued before the body corporate was continued under this Act is deemed to have been issued in compliance with this Act and with the provisions of the articles of continuance irrespective of whether the share is fully paid and irrespective of any designation, rights, privileges, restrictions or conditions set out on or referred to in the certificate representing the share; and continuance under this section does not deprive a holder of any right or privilege that the holder claims under, or relieve the holder of any liability in respect of, an issued share.”

Articles of Continuance

      Upon the Continuance taking effect, the Corporation will no longer be governed by its current Restated Articles of Incorporation under the SBCA, but will instead be governed by Articles of Continuance under the CBCA. The proposed Articles of Continuance are set out in Appendix C to this Information Circular. Some alterations to the Corporation’s constating documents are necessary or desirable in connection with the Continuance. The alterations will (i) change article or section numbers and references to the governing statute and otherwise allow conformity with the provisions of the CBCA, and (ii) expressly set out the rights, privileges, restrictions and conditions attaching to the Corporation’s Shares, as required by the CBCA. Except for such alterations, the rights and restrictions which are presently applicable to the Shares of the Corporation are substantially the same as the rights, privileges, restrictions and conditions which will attach to such Shares after the Continuance and are set out in the Articles of Continuance.

      Currently, the Corporation has determined the number of directors of the Corporation at twelve. The CBCA provides that the shareholders of a corporation may provide in the articles of the corporation for a minimum or maximum of directors. The shareholders may adopt an amendment to the articles of the corporation to increase or, subject to the provisions of the CBCA, decrease the minimum or maximum number of directors. The Articles of Continuance provide that the Corporation shall have a minimum of six and a maximum of 20 directors, and the actual number of directors within the minimum and maximum number may be determined from time to time by resolution of the directors. They also allow the directors to appoint one or more additional directors (not exceeding one-third of the directors elected at the previous annual meeting of shareholders) between annual meetings of shareholders. The SBCA currently permits additional directors to be appointed on this basis and the directors believe that it would be in the best interests of the Corporation and its shareholders to provide for this in the Articles of Continuance.

      Under the CBCA a meeting of shareholders may be held anywhere in Canada and at a place outside Canada if the place is specified in the articles of the corporation. The proposed Articles of Continuance indicate that meetings of shareholders of the Corporation may be held at New York, New York; London, England; or Chicago, Illinois.

By-Laws

      The resolutions approving matters in relation to the continuance contain a resolution approving and confirming the new General By-Law of the Corporation to become effective upon the Continuance. The General By-Law provides for general corporate governance matters and conforms to the provisions of the CBCA. The proposed General By-Law is attached to this Information Circular as Appendix D.

      Upon the General By-Law becoming effective, the existing by-laws of the Corporation would be repealed. While not substantively different from the Corporation’s current general by-law (By-Law No. 5) and current banking by-law (By-Law No. 6), the proposed General By-Law is consistent with the provisions of the CBCA and with modern corporate practice, and will allow the Corporation to take full advantage of the recent amendments to the CBCA. The text of By-Law No. 5 and By-Law No. 6 of the Corporation may be obtained upon request from the Secretary of the Corporation at Suite 500, 122 – 1st Avenue South, Saskatoon, Saskatchewan S7K 7G3. In addition, copies of By-Law No. 5 and By-Law No. 6 will be made available at the Meeting.

Required Shareholder Approval and Conditions

      In order for the Continuance to be implemented, the Continuance Resolution must be passed by a majority of not less than two-thirds of the votes cast by shareholders, present in person or by proxy, at the Meeting.

      If the Continuance is approved at the Meeting, subject to approval of the Director under the SBCA authorizing the continuance of the Corporation under the CBCA, the Corporation intends to file Articles of Continuance pursuant to section 187 of the CBCA to continue the Corporation under the provisions of the CBCA as soon as practicable after the Meeting. Subject as aforesaid, the Continuance will be effective on the date of the certificate of continuance, which shall be issued by the Director under the CBCA upon receipt of Articles of Continuance pursuant to subsection 187(4) of the CBCA.

      The Continuance Resolution provides that the board of directors of the Corporation is authorized, in its sole discretion, to abandon the application for a certificate of continuance, or determine not to proceed with the Continuance, without further approval of the shareholders of the Corporation. In particular, the board of directors may determine not to present the Continuance Resolution to the Meeting or, if the Continuance Resolution is presented to the Meeting and approved, may determine not to proceed with completion of the Continuance and filing the Articles of Continuance under the CBCA if a significant number of shareholders of the Corporation dissent in respect of the Continuance Resolution.

Dissent Rights

      Any holder of Shares may, at or before the Meeting, exercise a right of dissent (the “Continuance Dissent Right”) in respect of the Continuance by giving a written notice of objection to the Continuance Resolution (a “Dissent”) concerning such holder’s shares and otherwise complying with the requirements of the SBCA. Partial dissents are not permitted under the SBCA. A Dissent may be served on the Corporation by leaving it at, or mailing it by registered post addressed to, the registered and principal executive office of the Corporation, Suite 500, 122 – 1st Avenue South, Saskatoon, Saskatchewan, Canada, S7K 7G3, or by personally serving any director or officer of the Corporation or by mailing it by registered post addressed to the address of the Corporation contained in the Notice. If the Continuance becomes effective, each such shareholder (a “Dissenting Shareholder”) will be entitled to be paid the fair value of the shares in respect of which such shareholder dissented in accordance with the requirements of the SBCA.

      A Dissenting Shareholder must send a Dissent to the Corporation at or before the Meeting, unless the Corporation does not give notice to the shareholder of the purpose of the Meeting and of his or her right to dissent. Within ten days after the shareholders adopt the Continuance Resolution, the Corporation must send to each Shareholder who has filed the Dissent, notice that the Continuance Resolution has been adopted. However, such notice does not need to be sent to any shareholder who voted for the Continuance Resolution or who has withdrawn his or her Dissent.

      Under the SBCA, within twenty days after the Corporation gives the notice of adoption of the Continuance Resolution as described above or, if the Shareholder does not receive such notice, within twenty days after he or she learns that the Continuance Resolution has been adopted, the Dissenting Shareholder must send to the Corporation a written notice containing his or her name and address, the number and class of shares in respect of which he or she dissents and a demand for payment of the fair value of such shares. A Dissenting Shareholder shall, within thirty days after sending such a notice, send the certificates representing the shares in respect of which he dissents to the Corporation or its transfer agent. A Dissenting Shareholder who fails to send such certificates has no right to be paid fair value for the shares represented by such certificates.

      The Corporation is required to make a written offer to pay a Dissenting Shareholder the amount determined by the directors as representing fair value for the shares, accompanied by a statement showing how the fair value was determined. The offer is required to be made by the Corporation within seven days after the later of the date the Continuance is effected and the date the Corporation receives the shareholder notice referred to in the previous paragraph. If the Corporation fails to make such an offer or if a Dissenting Shareholder fails to accept an offer, the Corporation may, within fifty days after the Continuance is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any Dissenting Shareholder. If the Corporation fails to make such an application to a court, a Dissenting Shareholder may apply to a court for the same purpose within a further period of twenty days or within any further period of time that the court may allow. Upon such an application, the court may determine whether any other person is a Dissenting Shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all Dissenting Shareholders. A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the Dissenting Shareholders.

Effect of Continuance — Canadian Tax Considerations

      The following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a shareholder in respect of the Continuance.

      This summary is generally applicable to a shareholder who, for purposes of the Tax Act, deals at arm’s length with the Corporation, is not affiliated (within the meaning of the Tax Act) with the Corporation, is not a “financial institution” for the purposes of the mark-to-market rules in the Tax Act, is not a “specified financial institution” for purposes of the Tax Act and holds its Common Shares as capital property. Common Shares generally will be considered to be capital property to a shareholder unless the shareholder holds such Common Shares in the course of carrying on a business, or the shareholder has acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Canadian resident shareholders whose Common Shares might not otherwise qualify as capital property may, in certain circumstances, treat Common Shares as capital property by making the election permitted by subsection 39(4) of the Tax Act.

      Shareholders to whom Common Shares are not capital property should consult their own tax advisors regarding their particular circumstances including, in the case of certain financial institutions, the potential application to them of the mark-to-market rules in the Tax Act as the following discussion does not apply to such holders. Furthermore, this summary does not apply to a non-resident shareholder who holds or is deemed to use or hold Common Shares in connection with carrying on a business in Canada at any time, who carries on an insurance business in Canada and elsewhere, in respect of Common Shares that are “designated insurance property” as defined in the Tax Act. Furthermore, this summary does not apply to any non-resident shareholder who formerly resided in Canada and owned shares of the Corporation upon ceasing to reside in Canada.

      This summary is based on the current provisions of the Tax Act, the regulations thereunder, and our understanding of the current administrative practices of the Canada Customs and Revenue Agency (the “CCRA”). The summary takes into account all specific proposals to amend the Tax Act (the “Tax Proposals”) and the regulations publicly announced by the Minister of Finance (Canada) prior to the date of this Information Circular, although there is no certainty that such proposals will be enacted in the form proposed, if at all. The summary does not otherwise take into account or anticipate any changes in law, whether by judicial, government or legislative decision or action other than as specifically discussed below, or changes in administrative practices of the CCRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

      This summary is of a general nature only and it is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular holder of Common Shares. Accordingly, shareholders should consult their own tax advisors with respect to their particular circumstances including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Consequences of the Continuance

      The Continuance will not constitute a disposition of the Common Shares of the Corporation by the shareholders.

Consequences to Dissenting Shareholders

(a) Common Shareholders Resident In Canada

      The receipt by a Dissenting Shareholder of a cash payment from the Corporation equal to the fair value of their Common Shares will generally be treated as a dividend to the holder of such shares to the extent that such payment exceeds the paid-up capital of the subject shares. Such dividends received by an individual holder will be subject to the gross-up and dividend credit rules in the Tax Act. In the case of a shareholder that is a corporation resident in Canada, any such dividend which is not required to be recognized as proceeds of disposition under subsection 55(2) of the Tax Act as described below will be included in computing the shareholder’s income as a dividend and will ordinarily be deductible in computing its taxable income. To the extent that such a deduction is available, private corporations (as defined in the Tax Act) and certain other corporations may be liable to pay a 33 1/3% refundable tax under Part IV of the Tax Act on the amount of the deemed dividend. The balance of the fair value paid (that is, the amount equal to the paid-up capital of the Common Shares) will be treated as proceeds of disposition of those shares for capital gains purposes. Concurrently, such Dissenting Shareholders would realize a capital gain (capital loss) to the extent that the proceeds of disposition received for the Common Share exceed (are exceeded by) the shareholder’s adjusted cost base thereof.

      Notwithstanding the foregoing, if the dissenting recipient shareholder is a corporation that is resident in Canada, subsection 55(2) of the Tax Act provides that where a corporate shareholder is deemed to receive a dividend under the circumstances described above, all or part of such deemed dividend may be treated as proceeds of disposition of the Common Shares and not a dividend for purposes of computing a Dissenting Shareholder’s capital gain on the disposition of such shares. Corporate shareholders should consult their own tax advisors with respect to the potential application of this provision.

      Any capital loss arising on the exercise of dissent rights by a corporate shareholder of the Corporation may be reduced by dividends received or deemed to be received, including any deemed dividend arising from the exercise of the dissent rights, on the subject shares to the extent and in the circumstances prescribed in the Tax Act. Similar rules may apply where the corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares.

(b) Common Shareholders Not Resident In Canada

      Shareholders subject to tax consequences from jurisdictions outside of Canada are advised to consult their own tax advisors for advice with respect to tax consequences to them in connection with the Continuance including the potential application and effect of state, local and foreign tax laws.

      The following portion of the summary applies to a Common Shareholder who, for purposes of the Tax Act and any applicable tax treaty or convention, has not been and will not be resident or deemed to be resident in Canada at any time while such Dissenting Shareholder has held Common Shares and, except as specifically discussed below, to whom such shares are not “taxable Canadian property” (as defined in the Tax Act and the Tax Proposals) (a “Non-Resident Shareholder”). In addition, this portion of the summary does not apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

      Generally, Common Shares will not be taxable Canadian property at a particular time provided that such shares are listed on a prescribed stock exchange (which exchanges currently include the TSE), the holder does not use or hold, and is not deemed to use or hold, the common Shares in connection with carrying on a business in Canada and the holder, persons with whom such holder does not deal at arm’s length, or the holder and such persons, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of the Corporation at any time within five years preceding the particular time.

      Where a Non-Resident Shareholder is deemed to have received a dividend consequent upon the exercise of the Continuance Dissent Right, the amount of the deemed dividend will be subject to Canadian withholding tax at the rate of 25%, although such rate may be reduced under the provisions of an applicable income tax treaty.

      Any capital gain realized by a Non-Resident Shareholder who exercises a Continuance Dissent Right will not be taxed under the Tax Act if the Common Shares in respect of which such dissent right is exercised are not taxable Canadian property.

      Any interest awarded by a court to a Non-Resident Shareholder who dissents will be subject to Canadian withholding tax at the rate of 25%, although such rate may be reduced under the provisions of an applicable income tax treaty.

Effect of Continuance — U.S. Tax Considerations

      The following summary describes the principal U.S. federal income tax consequences of the Continuance to a beneficial owner of Common Shares that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income tax on a net income basis in respect of Common Shares (a “U.S. Holder”). This discussion is based on the Internal Revenue Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this Information Circular, all of which may change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to the Continuance. There can be no assurance that the IRS and/or the courts would not adopt a view contrary to the tax consequences summarized in this discussion.

      This discussion is intended to provide only a general summary, and is not a complete analysis or description of all potential U.S. federal income tax consequences of the Continuance to U.S. Holders. This discussion does not address all aspects of U.S. federal income taxation that may be important to a U.S. Holder in light of that U.S. Holder’s particular circumstances. In particular, this summary deals only with beneficial owners who hold Common Shares as a capital asset and does not address the tax treatment of a beneficial owner that owns 10% or more of the voting stock of the Corporation or that may be subject to special tax rules, such as banks, dealers in securities or currencies, traders in securities electing to mark to market, tax-exempt entities, insurance companies, persons that hold Common Shares as a position in a “straddle” or a “conversion transaction,” and persons that have a “functional currency” other than the U.S. dollar.

      Shareholders should consult their tax advisors as to the U.S. tax consequences of their beneficial ownership and disposition of Common Shares, as well as the effect of any foreign, state or local tax laws.

Consequences of the Continuance

      For U.S. federal income tax purposes, the Continuance will not cause the recognition of gain or loss for a U.S. Holder that does not exercise a Continuance Dissent Right.

Consequences of the Continuance to Dissenting Shareholders

      Cash received by a U.S. Holder pursuant to the exercise of a Continuance Dissent Right will be treated as paid in redemption of the U.S. Holder’s Common Shares, except for interest, if any, consequent upon such exercise (which will be taxed at ordinary income rates). In general, this will result in the recognition of capital gain or loss for U.S. federal income tax purposes, measured by the difference between the amount of cash received (other than interest) and the U.S. Holder’s tax basis in the Common Shares surrendered by the U.S. Holder. Such capital gain or loss will be long-term capital gain or loss if such Common Shares have been held for more than one year at the time the Continuance becomes effective.

      Notwithstanding the foregoing, cash received upon exercise of a Continuance Dissent Right by a U.S. Holder may be treated in its entirety as taxable dividend income if the percentage ownership interest in the Corporation that is owned by the U.S. Holder immediately after the Continuance is not lower than 80 percent of the ownership interest of such U.S. Holder in the Corporation immediately prior to the Continuance. For purposes of this calculation, a U.S. Holder would be deemed to own stock owned by certain family members or by related corporations, partnerships, trusts or estates.

      A payment of cash pursuant to the exercise of a Continuance Dissent Right may be subject to the information reporting requirements of the Internal Revenue Code and may be subject to backup withholding unless the U.S. Holder establishes that it is a corporation or other exempt holder or provides an accurate taxpayer identification number on a properly completed Internal Revenue Service Form W-9 and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is furnished to the IRS.

Recommendations of Directors and Approval

      The Board of Directors unanimously recommends that the holders of Common Shares vote in favour of the Continuance Resolution. Unless specified in the form of proxy that the shares shall be voted against the Continuance Resolution, the persons designated in the enclosed form of proxy intend to vote “For” the Continuance Resolution.

MANNER OF VOTING PROXIES

      Proxies solicited hereby will be voted or withheld from voting on the election of directors, voted for or against or withheld from voting on the appointment of auditors and voted for or against or withheld from voting on the resolution approving the Continuance and related matters, in accordance with any specifications made on the proxy. In the absence of any such specification, such proxies will be voted for the election of the directors and the appointment of the auditors specified in this Information Circular and for the resolution approving the Continuance and related matters.

      The Board knows of no matters to come before the Meeting other than the matters referred to in the Notice of Annual and Special Meeting. However, if any other matters which are not now known to the Board should properly come before the Meeting or any adjournment thereof, or if amendments or variations to the matters referred to in the Notice of Annual and Special Meeting are presented for action at the Meeting or any adjournment thereof, the proxies will be voted on such matters, amendments or variations in accordance with the best judgement of the person voting the proxy which confers such discretionary authority.

SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the Corporation’s annual meeting of shareholders in 2003 and which such shareholders are entitled to request be included in the management proxy circular for that meeting, must be received at the Corporation’s principal executive offices not later than December 27, 2002 under the CBCA if the Continuance is effected, not later than February 7, 2003 under the SBCA if the Continuance is not effected and, in either case, not later than January 10, 2003 under Rule 14a-8(e)(2) promulgated under the U.S. Securities and Exchange Act of 1934.

GENERAL

      In respect of matters to be voted on at the Meeting, where a broker may not be permitted to vote Shares held in street name in the absence of instructions from the beneficial owner of the Shares, such Shares will be considered not entitled to vote, although such Shares and Shares for which the holders abstain from voting will count for purposes of determining the presence of a quorum.

      Copies of the Corporation’s most recent Form 10-K together with any document incorporated by reference therein, the most recent annual financial statements together with the accompanying report of the auditor, and any interim financial statements filed subsequent to the filing of the most recent annual financial statements may be obtained on request from the Secretary of the Corporation.

      The contents and the sending of this management proxy circular have been approved by the Board.

JOHN L.M. HAMPTON
Secretary
March 27, 2002

APPENDIX A

Corporate Governance

      In June 2001 the Board of Directors, through its Corporate Governance and Nominating Committee and building on previous Committee initiatives, undertook a comprehensive review of its approach to corporate governance. In conducting that review the Committee took into account the existing Toronto Stock Exchange guidelines on corporate governance (the “Guidelines”), the interim and final recommendations of the Joint Committee on Corporate Governance (also known as the Saucier Commission) as well as emerging best practices in Canada, the United States and elsewhere. In developing the initiatives which were ultimately adopted by the Board, the Committee was ever mindful of the need to define and strengthen governance processes which ultimately would enhance management efforts to maintain and increase shareholder value.

      Steps taken in 2001 include:

•	development of a Board of Director’s Charter

•	review and refinement of the Corporation’s strategic planning process

•	adoption of a new, integrated approach to risk identification and management

•	review and amendment of the position descriptions for the Board Chair and the CEO

•	review and amendment, as appropriate, of all Committee Charters

•	implementation of an annual Board assessment

•	review of director compensation and adoption of a deferred share unit plan to more closely align the economic interests of directors with those of shareholders

•	development of a comprehensive director recruitment policy focused on identified requisite skill sets, diversity and independence

•	adoption of a detailed, multi-faceted new director orientation policy

      The Board recognizes that good corporate governance is always a work in progress. Work will continue in 2002 in areas such as succession planning, ongoing director education and the establishment of a Director’s Intranet site as well as continued review and improvement of other governance matters.

      In keeping with the requirements of the Guidelines, the following table describes the Corporation’s position on each of the enumerated areas.

Does
PCS
TSE Guidelines for	Currently
Effective Corporate Governance	Align?	Comments

1.	The Board of Directors should explicitly assume responsibility for stewardship of the corporation and specifically for: (a) Adoption of a strategic planning process;	Yes	The Board of Director’s Charter provides that the Board has the responsibility to participate, as a whole and through its Committees in identifying the objectives and goals of the business as well as associated risks, and the strategy by which it proposes to reach those goals and mitigate those risks.

Historically, the Board has devoted a significant portion of its annual three day mid-winter meeting to strategic planning, including a review of the plan and special presentations on matters of particular strategic significance.

The Board continues to review its role in strategic planning, including the identification of business opportunities and business risks, so that its contribution to the strategic planning process will provide maximum value.

(b) Identification of the principal risks of the Corporation’s business and implementing appropriate risk management systems;	Yes	In 2001 the Board adopted a new, comprehensive approach to risk identification and management. A comprehensive “risk universe”, divided into four parts on the basis of Committee areas of responsibility, has been developed. Senior management, working with the appropriate Committees, identify significant risks from the risk universe. Senior executives are assigned responsibility for each significant risk and, working with a multi-disciplinary project team, they:

(i) evaluate the risk exposure of each significant risk;

(ii) recommend response modifications to achieve the appropriate level of exposure; and

(iii) refine the risk evaluation process for subsequent use.

The results of such activities are reported to the Board annually in November at a meeting convened for that purpose.

Does
PCS
TSE Guidelines for		Currently
Effective Corporate Governance		Align?	Comments

	(c) Succession planning, including appointing, training and monitoring senior management;	Yes	The Board Charter provides that the Board has responsibility for succession planning, both for the Chief Executive Officer and for other management. Regular reviews of succession planning are made to the Board by management and the Compensation Committee regularly reviews Chief Executive Officer succession planning.

	(d) Communications policy; and	Yes	The Board has adopted a comprehensive policy on corporate disclosure. The policy confirms the Corporation’s commitment to timely, consistent, credible, non-selective dissemination of material information and establishes procedures to effect such ends. The policy encompasses website postings, electronic communications, and dealings with regulators, analysts and the media.

	(e) Integrity of internal control and management information systems.	Yes	The Audit Committee, which met 8 times in 2001, regularly reviews the integrity of the Corporation’s internal control and management information systems. Such reviews include receiving reports from the Chief Financial Officer, the Chief Information Officer, the Controller and the Internal Auditor and discussions with external auditors. Findings are summarized and reported to the Board.

2.	A majority of Directors should be “unrelated” (that is, independent of management and free from any conflict of interest).	Yes	As of March 15, 2002 twelve Directors comprised the Board. Of that number ten were independent Directors. In determining whether Directors are independent, the Board applies the standard used by the New York Stock Exchange in determining independence of Directors on Audit Committees. Currently, that standard provides that an independent Director is a person who has no relationship to the Corporation that may interfere with the Director’s exercise of independence from management and the Corporation. Without limiting the generality of the foregoing, a Director is not considered independent if he or she:

(i) has been employed by the Corporation or any of its affiliates within the preceding three years;

Does
PCS
TSE Guidelines for	Currently
Effective Corporate Governance	Align?	Comments

(ii) is a sole proprietor, partner, controlling shareholder or executive officer of an entity that has a business relationship with the Corporation unless the Board determines in its business judgement that the relationship does not interfere with the Director’s exercise of independent judgement;

(iii) is employed as an executive of another corporation where any of the Corporation’s executives serve on the other corporation’s compensation committee; and

(iv) is an immediate family member of an individual who is or has been an executive officer of the Corporation or any of its affiliates unless three years have elapsed from the termination of such employment relationship.

The Board has concluded that Directors who are independent under the New York Stock Exchange standard are also unrelated Directors for the purposes of the Guidelines with the result that ten Directors are unrelated.

As of March 15, 2001 the Corporation did not have a significant shareholder as defined in the Guidelines.

A Policy has been established which provides that, with the exception of Directors holding office on June 24, 2000 (the date of adoption of the policy), Directors will not stand for re-election after reaching the age of seventy years. At present, eleven of the twelve Directors are less than seventy years old.

Does
PCS
TSE Guidelines for		Currently
Effective Corporate Governance		Align?	Comments

3.	Disclose for each Director whether the Director is related and how that conclusion was reached.	Yes	The Board has applied the New York Stock Exchange standard of independence and concluded that ten of its Directors are independent. Of the remaining two Directors, Mr. Doyle, as an executive and employee of the Corporation, and Mr. Wright, as a former executive and employee of the Corporation, are not independent. On July 1, 2002, Mr. Wright will no longer have been employed by the Corporation within three years and thereafter may be considered independent according to the New York Stock Exchange standard.

4.	The Board of Directors should appoint a Committee: (a) responsible for proposing new nominees to the full Board for election; and	Yes	The Corporate Governance and Nominating Committee is responsible for recruiting and proposing to the full Board new nominees for Directors. The Committee, in the discharge of its duties:

(i) in consultation with the Board and Chief Executive Officer and, on an ongoing basis, identifies the mix of expertise and qualities required for the Board;

(ii) assesses the attributes new Directors should have for the appropriate mix to be maintained;

(iii) in consultation with the Board and Chief Executive Officer and, on an ongoing basis, maintains a database of potential candidates;

(iv) has implemented a procedure to identify, with as much advance notice as practicable, impending Board vacancies, so as to allow sufficient time for recruitment and for introduction of proposed nominees to the existing Board;

(v) develops a “short-list” of candidates and arranges for each candidate to meet with the Chairman and the Chief Executive Officer;

Does
PCS
TSE Guidelines for		Currently
Effective Corporate Governance		Align?	Comments

(vi) recommends to the Board as a whole proposed nominee(s) and arranges for their introduction to as many Board members as practicable;

(vii) ensures that prospective candidates are informed of the degree of energy and commitment the Corporation expects of its Directors; and

(viii) encourages diversity in the composition of the Board.

	(b) Composed exclusively of outside (non-management) Directors, a majority of whom are unrelated.	Yes	The Corporate Governance and Nominating Committee is composed of five outside Directors, four of whom are independent and unrelated.

5.	Implement a process for assessing the effectiveness of the board, its committees and individual Directors.	Yes	The Board has adopted a policy requiring annual Board assessment and annual Director self-assessment. The Board assessment includes an assessment of the Board against its Charter and of its Committees. The results of such assessment are reported regularly to the full Board.

Responsibility for the assessment process and any follow-up action lies with the Corporate Governance and Nominating Committee and the Board Chair.

6.	Provide orientation and education programs for new Directors.	Yes	The Board has adopted a written New Director Orientation Policy designed to:

(i) provide each new Director with a baseline of knowledge about the Corporation which will serve as a basis for informed decision-making;

(ii) tailor the program for each new Director to take into account his or her unique mix of skills, experience, education, knowledge and needs; and

(iii) be delivered over a period of time to minimize the likelihood of overload and maximize the lasting educational impact.

Does
PCS
TSE Guidelines for		Currently
Effective Corporate Governance		Align?	Comments

The orientation program is tailored to the needs of each new Director, and will consist of a combination of written material, one-on-one meetings with senior management, site visits and other briefings and training as appropriate.

7.	Consider size of Board with a view to facilitating effective decision-making.	Yes	The Board has considered its size and has concluded that a board comprising 12 members (its current size) allows it to most effectively discharge its duties.

8.	Review the adequacy and form of compensation of Directors in light of the responsibilities and risks involved in being an effective Director.	Yes	During 2001, the Compensation Committee reviewed both the amount and components of the Corporation’s Director compensation package and the Chair’s compensation package. As a result of that review the Board determined that a portion of the total annual compensation package should be paid in the form of Deferred Share Units (“DSUs”). As well, each Director can elect to take some or all of his or her annual and per diem fees in the form of DSUs. Each DSU has a floating value equivalent to one common share of the Corporation and cannot be paid out until the Director retires from the Board.

The Board adopted the DSU component to more closely align the economic interests of Directors with those of the Corporation’s shareholders.

9.	Board committees should generally be composed of outside Directors, a majority of whom are unrelated.	Yes	Of the five committees of the Board, two (the Audit and Compensation Committees) are composed entirely of independent and unrelated Directors. Two others (the Corporate Governance and Nominating Committee and the Safety, Health and Environment Committee) are composed entirely of outside Directors, one of whom is a non-independent Director. The Executive Committee is composed of four independent unrelated Directors and one inside Director.

Each Committee of the Board has a written Charter which details the Committee’s duties and responsibilities.

Does
PCS
TSE Guidelines for		Currently
Effective Corporate Governance		Align?	Comments

10.	Appoint a committee responsible for developing the Corporation’s approach to corporate governance issues and the guidelines.	Yes	In September, 1999 the Board established a Corporate Governance and Nominating Committee. At present, that Committee is composed of five outside Directors, four of whom are independent and unrelated. The Committee is responsible for examining and reporting to the Board on matters relating to governance of the Corporation and for recommending nominees for election or appointment as Directors. In addition, the Committee develops, reviews and recommends to the Board for approval policies and procedures relating to corporate governance as are appropriate:

(i) to maintain trust and confidence in the balanced attention to the different interests of the Corporation’s shareholders, employees, customers and other communities of interest; and

(ii) to ensure the effective and timely discharge by the Corporation’s Directors, officers and senior management of the responsibilities and duties of each.

11.	(a) Define limits to Management’s responsibilities by developing position descriptions for:	Yes	The Board has adopted a Charter which sets out its responsibilities and the limits to management’s responsibilities. The Board is specifically charged with:
(i) the Board; and
(a) oversight and approval on an ongoing basis of the Corporation’s business strategy;

(b) appointment of the Chief Executive Officer and monitoring his or her performance;

(c) approving the appointment of all corporate officers and ensuring that adequate provision has been made for management succession;

(d) establishing standards for management and monitoring performance;

Does
PCS
TSE Guidelines for		Currently
Effective Corporate Governance		Align?	Comments

(e) approving procedures for strategy implementation, for identifying and managing risks and for insuring the integrity of internal control and management information systems; and

(f) reporting to shareholders on the performance of the business.

The Board has specifically retained responsibility for managing its own affairs, including planning its composition, selecting the Board Chair, nominating candidates for election to the Board, appointing committees and determining Director compensation.

	(ii) the chief executive officer.	Yes	A position description for the Chief Executive Officer has been developed and approved by the Board.

	(b) Board should approve the chief executive officer’s corporate objectives.	Yes	The Compensation Committee annually reviews the Chief Executive Officer’s performance and, in consultation with the Chief Executive Officer, establishes objectives for the fiscal year.

12.	Establish structures and procedures to ensure the Board can function independently of management.	Yes	The Board has determined that, at present, the Corporation is best served by dividing the responsibilities of Board Chair and Chief Executive Officer. The Board Chair is independent and unrelated and is chosen by the full Board.

A position description for the Board Chair has been developed and approved by the Board. Amongst other things the Chair is expected to:

(i) provide leadership necessary for effective functioning of the Board;

(ii) lead in the assessment of Board performance;

(iii) assist the Compensation Committee in monitoring and evaluating the performance of the Chief Executive Officer;

Does
PCS
TSE Guidelines for		Currently
Effective Corporate Governance		Align?	Comments

(iv) lead the Board in ensuring succession plans are in place at the senior management level; and

(v) act as an effective liaison between the Board and management.

The Board has also adopted a policy of meeting without management present at each regularly scheduled meeting of the Board. These sessions are of no fixed duration and participating Directors are encouraged to raise and discuss any issues of concern.

13.	(a) The audit committee should have a mandate which specifically defines the roles and responsibility of the Audit Committee;	Yes	The Audit Committee has a comprehensive written Charter which was fully reviewed and amended in 2000 in compliance with amended standards of the New York Stock Exchange. It is composed solely of independent, unrelated Directors. All members of the Committee must be financially literate and at least one member of the Committee must have accounting or related financial expertise. The Board has approved a test of financial literacy and has established standards to determine “accounting or related financial expertise”.

The Charter explicitly affirms that the external auditor is ultimately accountable to the shareholders through the Board of Directors and Audit Committee. The Committee regularly assesses the independence of the external auditor and in its review of annual and quarterly financial statements, there is included a discussion of the quality of the Corporation’s accounting principles and the relevance, reliability, comparability and understandability of the financial statements.

	(b) All members should be outside Directors.	Yes	The Audit Committee is composed of four members, all of whom are independent and unrelated. At least one member of the Committee has accounting or related financial management expertise and all members of the Committee are financially literate.

Does
PCS
TSE Guidelines for		Currently
Effective Corporate Governance		Align?	Comments

14.	Implement a system to enable individual Directors to engage outside advisors, at the expense of the Corporation in appropriate circumstances.	Yes	Individual Directors may engage outside advisors, at the Corporation’s expense, upon authorization of the Executive Committee.

APPENDIX B

CONTINUANCE RESOLUTION

CONTINUANCE OF THE CORPORATION

UNDER THE
CANADA BUSINESS CORPORATIONS ACT

RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.	The continuance of the Corporation under the Canada Business Corporations Act (the “CBCA”) on substantially the terms and conditions set out in the management information circular of the Corporation dated March 27, 2002 (the “Information Circular”) be and the same is hereby authorized and approved.

2.	The Corporation is hereby authorized and directed to make application to the Director appointed under The Business Corporations Act (Saskatchewan) (the “SBCA”) for a certificate of authorization for the purpose of discontinuing the Corporation as a Saskatchewan corporation and continuing the Corporation under the CBCA.

3.	The Corporation is hereby authorized and directed to make application to the Director appointed under the CBCA to continue the Corporation as if it had been incorporated under the provisions of the CBCA. The articles of continuance of the Corporation shall be in the form attached as Appendix C to the Information Circular, with such amendments, deletions or alterations as may be considered necessary or advisable by any officer of the Corporation in order to ensure compliance with the provisions of the CBCA, as the same may be amended, and the requirements of the Director thereunder.

4.	Effective upon the issuance of the certificate of authorization under the SBCA and the certificate of continuance under the CBCA, the General By-law attached as Appendix D to the Information Circular is hereby adopted and approved.

5.	Each of the directors and officers of the Corporation is hereby authorized, empowered and instructed, acting on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, all such applications, authorizations, certificates, documents, agreements and instruments, including without limitation, the certificate of continuance and the articles of continuance and any forms prescribed or contemplated by the SBCA or the CBCA, and to do or to cause to be done all such other acts and things as each such director or officer of the Corporation shall determine to be necessary or desirable in order to carry out the intent of the foregoing paragraphs of this resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such application, authorization, certificate, document, agreement or instrument or the doing of such act or thing.

6.	The directors of the Corporation may, in their sole discretion, elect not to act on or carry out this special resolution and may abandon the application for the continuance of the Corporation under the CBCA at any time without further approval, ratifications or confirmation by the shareholders.

B-1

APPENDIX C

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)

FORMULE 11 CLAUSES DE PROROGATION (ARTICLE 187)

1 -- Name of the Corporation — Dénomination sociale de la société

Potash Corporation of Saskatchewan Inc.

2 -- The province or territory in Canada where the registered office is to be situated — La province ou le territoire au Canada où se situera le siège social

Province of Saskatchewan

3 -- The classes and the maximum number of shares that the corporation is authorized to issue — Catégories et le nombre maximal d'actions que la société est autorisée à émettre

Annexed as Schedule 1 hereto.

4 -- Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s'il y a lieu

None

5 -- Number (or minimum and maximum number) of directors — Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum of 6 and not more than 20 directors.

6 -- Restrictions, if any, on business the corporation may carry on — Limites imposées à l'activité commerciale de la société, s'il y a lieu

None

7 -- (1) If change of name effected, previous name — (1) S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

N/A

(2) Details of incorporation — (2) Détails de la constitution

Annexed as Schedule 2 hereto.

8 -- Other provisions, if any — Autres dispositions, s'il y a lieu

Annexed as Schedule 3 hereto.

Date	Signature	7 -- Capacity of - En qualité de

For Departmental Use Only À l'usage du ministère seulement Corporation No. Nº de la société	Printed Name - Nom en lettres moulées

Canada

IC 3247 (2001/11)

SCHEDULE 1

ARTICLES OF CONTINUANCE

POTASH CORPORATION OF SASKATCHEWAN INC.

      The classes and any maximum number of shares that Potash Corporation of Saskatchewan Inc. (the “Corporation”) is authorized to issue:

(a)	an unlimited number of Common Shares; and

(b)	an unlimited number of First Preferred Shares issuable in series.

1.	COMMON SHARES

      The rights, privileges, restrictions and conditions attaching to the common shares (the “Common Shares”) are as follows:

1.1	Dividends

1.1.1	Subject to any prior rights of the registered holders of the First Preferred Shares and of the registered holders of any other shares of the Corporation ranking senior to the Common Shares with respect to payment of dividends, the registered holders of the Common Shares shall have the right to receive such dividends, if any, as the board in its discretion may declare.

1.2	Liquidation, Dissolution or Winding Up

1.2.1	Subject to any prior rights of the registered holders of the First Preferred Shares or any other class of shares ranking senior to the Common Shares, the registered holders of the Common Shares shall have the right to receive, equally on a share-for-share basis, the remaining assets of the Corporation in the event of liquidation, dissolution, or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

1.3	Voting Rights

1.3.1	The registered holders of the Common Shares shall be entitled to receive notice of, to attend and to cast one vote per Common Share held at all meetings of shareholders of the Corporation except meetings at which only registered holders of some other specified class or series are, at law or pursuant to the articles, entitled to vote.

2.	PREFERRED SHARES

      The rights, privileges, restrictions and conditions attaching to the first preferred shares (the “First Preferred Shares”), as a class, are as follows:

      2.1   Issuance in Series

2.1.1	The Preferred Shares may, upon compliance with the applicable provisions of the Canada Business Corporations Act (the “CBCA”), be issued at any time and from time to time in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the Board of Directors.

2.1.2	Subject to the provisions of the CBCA, the by-laws of the Corporation and the rights, privileges, restrictions and conditions attached to the First Preferred Shares of any series, the directors may by resolution (a “Series Resolution”) duly passed before the issuance of First Preferred Shares of any series, alter the Articles to fix the number of First Preferred Shares in, and to determine the designation of the First Preferred Shares of, such series and alter the Articles to create, define and attach rights, privileges, restrictions and conditions to the First Preferred Shares of such series, including (as examples only), without in any way limiting the generality of the foregoing, rights, privileges, restrictions and conditions concerning:

(i)	the rate, amount or kind of dividends, whether cumulative or non-cumulative, the currency or currencies or kind of payment, the date or dates and place or places of payment and the date or dates from which such dividends are to accrue;

(ii)	the right to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation;

(iii)	if redeemable or purchasable, the redemption or purchase prices or the method of calculation thereof and terms and conditions of redemption or purchase, with or without provision for purchase or similar funds;

(iv)	any conversion, exchange or reclassification rights; and

(v)	any other terms not inconsistent with these articles;

            all as set forth in the articles of amendment relating to such series.

2.1.3	The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up of its affairs.

2.1.4	The First Preferred Shares shall be entitled to preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs and may also be given such other preferences over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the First Preferred Shares as may be fixed by the board as to the respective series authorized to be issued.

2.1.5	When any cumulative dividends or amounts payable on a return of capital are not paid in full, the First Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the First Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

2.1.6	The registered holders of the First Preferred Shares shall not be entitled (except as specifically provided in the rights, privileges, restrictions, and conditions attaching to the shares of any series and except as provided in the CBCA) to receive notice of or attend any meeting of the shareholders of the Corporation or to vote at any such meeting for any purpose, but shall be entitled to have mailed to them copies of the financial statements and auditors’ report thereon submitted to annual meetings of shareholders.

SCHEDULE 2

ARTICLES OF CONTINUANCE

POTASH CORPORATION OF SASKATCHEWAN INC.

      Details of Incorporation:

(a)	Incorporated under The Companies Act (Saskatchewan) as Achen Construction Co. Ltd. on June 4, 1953.

(b)	Continued pursuant to The Business Corporations Act, 1977 (Saskatchewan) on September 29, 1978.

(c)	Restated Articles of Incorporation under The Business Corporations Act (Saskatchewan) registered on October 31, 1989 as Potash Corporation of Saskatchewan Inc.

(d)	Articles of Amendment under The Business Corporations Act (Saskatchewan) registered on May 11, 1995.

SCHEDULE 3

ARTICLES OF CONTINUANCE

POTASH CORPORATION OF SASKATCHEWAN INC.

(1)	The actual number of directors within the minimum and maximum number set out in the Articles of Continuance may be determined from time to time by resolution of the Board of Directors of the Corporation.

(2)	The directors of the Corporation may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

(3)	Meetings of shareholders of the Corporation may be held outside of Canada at the following places; New York, New York; London, England; or Chicago, Illinois.

APPENDIX D

POTASH CORPORATION OF SASKATCHEWAN INC.

GENERAL BY-LAW

A BY-LAW RELATING GENERALLY TO THE CONDUCT OF THE

BUSINESS AND AFFAIRS OF POTASH CORPORATION OF SASKATCHEWAN INC.

POTASH CORPORATION OF SASKATCHEWAN INC.

GENERAL BY-LAW

      A By-law relating to the conduct of the business and affairs of Potash Corporation of Saskatchewan Inc. (hereinafter called the “Corporation”).

      IT IS HEREBY ENACTED as a By-law of the Corporation as follows:

Section 1  General

(1) Definitions.

      In this By-law and all other By-laws of the Corporation, unless specifically defined herein or the context otherwise specifies or requires, all terms which are defined in the Act shall have the meanings given to such terms in the Act, and in particular:

(a)	“Act” means The Canada Business Corporations Act, and any statute that may be substituted therefor, and the regulations made thereunder;

(b)	“Articles” means the articles of continuance of the Corporation from time to time in force and effect;

(c)	“By-laws” means all By-laws of the Corporation from time to time in force and effect;

(d)	“the directors”, “Board” and “Board of Directors” means the directors of the Corporation from time to time;

(e)	“in writing” and “written” includes printing, typewriting, lithographing and other modes of representing or reproducing words in visible form and shall include an electronic document; and

(f)	reference to any statute or statutory provision shall extend to any amendment thereof or substitution therefor.

(2) Interpretation.

      In this By-law and other By-laws of the Corporation, the following rules of interpretation shall apply:

(a)	all references to a meeting of shareholders shall, unless the context otherwise requires, include any meeting of only the holders of a particular class or series of shares in the Corporation that is required by the Act, by applicable law or by the Articles;

(b)	words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons; and

(c)	the headings used are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

(3) Subordination.

      This By-law is subordinate to, and should be read in conjunction with, the Act and the Articles.

Section 2  General Matters

(1) Corporate Seal.

      The corporate seal of the Corporation shall be such as the Board of Directors may by resolution from time to time adopt.

(2) Fiscal Year.

      The fiscal year of the Corporation shall terminate on such day in each year as the Board of Directors may from time to time by resolution determine.

(3) Registered Office.

      The registered office of the Corporation shall be in the province within Canada from time to time specified in the Articles at the place therein as the board may from time to time determine.

Section 3  Execution of Contracts

(1) Execution of Documents.

      Contracts, documents or instruments in writing requiring execution by the Corporation may be signed, either manually or by electronic means in accordance with the Act by any two officers of the Corporation and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formalities. The Board of Directors is authorized to appoint from time to time, by resolution, any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

      The corporate seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid by an officer or officers or person or persons appointed as aforesaid by resolution of the Board of Directors.

(2) Execution of Documents in Ordinary Course.

      Nothing contained herein shall restrict or in any way limit the authority of the directors, officers and employees of the Corporation to sign contracts, documents or instruments in writing on behalf of the Corporation in the ordinary course of business and such contracts, documents or instruments in writing when so signed shall without more be binding on the Corporation.

Section 4  Borrowing Power

      The directors of the Corporation may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

(c)	subject to the provisions of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

(d)	mortgage, hypothecate, pledge or otherwise create an interest in or charge on all or any property of the Corporation, owned or subsequently acquired, to secure payment of a debt or performance of any other obligation of the Corporation; and

(e)	delegate to one or more directors, a committee of directors or one or more officers of the Corporation as may be designated by the directors, all or any of the powers conferred by the foregoing clauses of this By-law to such extent and in such manner as the directors shall determine at the time of each such delegation.

Section 5  Shares and Transfers

(1) Certificates.

      Any security certificates shall be in such form as the Board of Directors may from time to time by resolution approve or the Corporation adopt.

(2) Transfers.

      No transfers shall be recorded or registered unless and until compliance has been made with any conditions of transfer stated in the Act and the Articles and unless or until (i) the certificate representing the security to be transferred has been surrendered and cancelled or, (ii) if no certificate has been issued by the Corporation in respect of such security unless or until the procedures, if any, established by the Board of Directors from time to time have been complied with.

(3) Defaced, Lost or Destroyed Certificates.

      Subject to the Act, if a security certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the directors think fit.

(4) Dividend Disbursing Agents.

      The Board may from time to time appoint a dividend disbursing agent to disburse dividends.

Section 6  Shareholders’ Meetings

(1) Waiver of Notice.

      Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder and any other person entitled to attend the meeting of shareholders, in any manner and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of any shareholder, duly appointed proxy of any shareholder or any other person entitled to attend the meeting of shareholders is a waiver of notice of the meeting, except where that person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(2) Quorum.

      A quorum for any meeting of shareholders shall be a person or persons present and holding or representing by proxy not less than five percent (5%) of the total number of issued shares of the Corporation having voting rights at such meeting. No business shall be transacted at any meeting unless the requisite quorum shall be present at the commencement of such meeting, provided that if a quorum is present at the commencement of a meeting a quorum shall be deemed to be present during the remainder of the meeting.

(3) Scrutineers.

      At any meeting of shareholders, the chair of the meeting may with the consent of the meeting appoint one or more persons, who may be shareholders, to serve as scrutineers.

(4) Votes to Govern.

      At any meeting of shareholders, unless a special resolution or some other special majority is required by the Act, applicable law or the Articles, all questions shall be decided by the majority of votes cast on the question. In case of an equality of votes, either upon a show of hands or upon a poll, the chair of the meeting shall be entitled to second or casting vote.

(5) Voting.

      Subject to the Act, applicable law, the Articles and subsection 6(9) hereof, and unless a ballot is demanded or required, voting at a meeting of shareholders shall be by way of a show of hands. Upon a show of hands each person present and entitled to vote at a meeting shall have one vote and a declaration by the chair of the meeting that any question has been carried, carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion and the result of the vote so taken and declared shall be the decision of the shareholders upon the said question.

      The chair of the meeting or any shareholder or proxy entitled to vote thereat may require or demand a ballot upon any question, either before or after any vote by show of hands, but such requirement or demand may be withdrawn at any time prior to the taking of the ballot. Any ballot shall be taken in such manner as the chair of the meeting shall direct. On a ballot, each shareholder present in person or by proxy shall be entitled, in respect of the shares which such shareholder is entitled to vote at the meeting upon the question, to the number of votes provided by the Articles and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

(6) Proxy.

      An instrument of proxy shall be executed by the shareholder or the shareholder’s attorney authorized in writing and shall conform with the requirements of the Act and any requirements established by the Board or shall be otherwise acceptable to the chair of the meeting at which the instrument of proxy is to be used.

(7) Presiding Officers.

      The chair of any meeting of shareholders shall be the first mentioned of such of the following persons as have been appointed and is present at the meeting; the Chair of the Board, the Chief Executive Officer, the President, or a Vice President (in order of seniority). In the absence of any such persons, the shareholders shall choose one of their number to chair the meeting. The secretary of the meeting shall be the Secretary of the Corporation, or if the Secretary is not present, any Assistant Secretary of the Corporation. Notwithstanding the above, the chair of the meeting at the chair’s sole discretion, may appoint a person, who need not be a shareholder, to act as secretary of the meeting.

(8) Persons Entitled to be Present.

      The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required by the Act, applicable law, the Articles or the By-laws to be present. Any other person may be admitted only with the consent of the chair of the meeting or with the consent of the meeting.

(9) Meeting by Telephonic, Electronic or Other Communication Facility.

      Meetings of shareholders may be held entirely by means of a telephonic, electronic or other communication facility that permits all participants participating in the meeting to communicate with each other, and any person participating in such a meeting is deemed to be present at the meeting. Any vote at such a meeting may be held entirely by means of a telephonic, electronic or other communication facility.

Section 7  Directors

(1) Number.

      The number of directors shall be the number fixed by the Articles, or where the Articles specify a variable number, the number shall not be less than the minimum and not more than the maximum number so specified and shall be determined from time to time within such limits by resolution of the Board of Directors.

(2) Vacancies.

      Where there is a vacancy or vacancies in the Board of Directors, the remaining directors may exercise all the powers of the Board so long as a quorum of the Board remains in office.

(3) Election, Appointment.

      A director may be elected for an expressly stated term, and if so elected ceases to hold office at the expiration of such term. A director not elected for an expressly stated term of office shall hold office from the date of the meeting at which he or she is elected until the annual meeting next following; provided that a retiring director shall retain office until the adjournment or termination of the meeting at which his or her successor is elected or appointed unless such meeting was called for the purpose of removing him or her from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his or her removal. Retiring directors, if qualified, are eligible for re-election or reappointment. The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

(4) Access to Information.

      Except as may be required by the Act, no shareholder shall be entitled by virtue of being a shareholder to discovery of any information or records respecting the Corporation or its business except when authorized by the Board.

Section 8  Meetings of the Directors

(1) Place and Convening of Meetings.

      A meeting of the Board of Directors may be convened by the Chair of the Board, the Chief Executive Officer, the President or any two (2) directors at any time and the Secretary shall, upon direction of any of the foregoing, convene a meeting of the Board of Directors. A meeting of any committee may be convened by the chair of the committee or any two (2) members of the committee and the Secretary shall, upon the direction of either of the foregoing, convene a meeting of the said committee. Except as otherwise provided by the Act and the By-laws the directors, either as a Board or as a committee thereof may convene, adjourn and otherwise regulate their meetings as they think fit.

(2) Notice.

      Notice of the time and place of each meeting of the Board and of any committee of the Board shall be given in the manner provided in Section 14 hereof to each director or member as the case may be, in the case of notice given by personal delivery or by electronic communication as permitted by and in accordance with the Act, not less than forty-eight (48) hours before the time when the meeting is to be held and in the case of notice given by mail, not less than ninety-six (96) hours before the time when the meeting is to be held, provided that meetings of the Board or of any committee of the Board may be held at any time without formal notice if all the directors are present (including present by way of telephonic or electronic participation) or if all the absent directors waive notice.

      For the first meeting of the Board of Directors or of any committee of the Board to be held immediately following the election of the directors at an annual or general meeting of the shareholders or for a meeting of the Board of Directors or a committee thereof at which a director or member is appointed to fill a vacancy in the Board or committee, no notice need be given to the newly elected or appointed directors or members in order for the meeting to be duly constituted, provided a quorum is present.

(3) Waiver.

      Notice of any meeting of the Board of Directors or of any committee of the Board of Directors or any irregularity in any meeting or in the notice thereof may be waived by any director in any manner, and such waiver may be validly given either before or after the meeting to which such waiver relates.

(4) Adjournment.

      Any meeting of the Board of Directors or of any committee of the Board of Directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to an announced time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and if a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

(5) Quorum.

      Subject to the Act, a quorum for any meeting of the Board of Directors of the Corporation shall consist of a majority of the number of directors of the Corporation or such other number as the directors may by resolution from time to time determine. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

(6) Voting.

      Questions arising at any meeting of directors shall be determined by a majority of votes of the directors present, and in the case of an equality of votes the chair of the meeting shall not have a second or casting vote.

(7) Presiding Officers.

      The chair of any meeting of the Board shall be the first mentioned of the following persons who is also a director and is present at the meeting; the Chair of the Board, the Chief Executive Officer, the President, or a Vice President (in order of seniority). If no such person is present, the directors shall choose one of their number to chair the meeting.

(8) Chair of the Board.

      The Board of Directors shall, from time to time, elect from among its members a Chair of the Board who shall, if present, preside as chair at all meetings of the Board and of shareholders. The Chair of the Board shall not be an officer of the Corporation unless specifically so designated by the Board.

Section 9  Officers

(1) Appointment of Officers.

      Subject to the Articles, the Board of Directors annually or as often as may be required may appoint a Chief Executive Officer, a President, a Secretary, one or more Vice Presidents (to which title may be added words indicating seniority or function) and a Treasurer and such other officers, if any, as the Board in its discretion shall from time to time appoint. None of such officers need be a director of the Corporation although a director may be appointed to any office of the Corporation. Two or more offices of the Corporation may be held by the same person. The Board of Directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors. The Board of Directors may from time to time and subject to the provisions of the Act, vary, add to or limit the duties and powers of any officer.

(2) Chief Executive Officer.

      The Chief Executive Officer shall report to the Board of Directors and shall exercise overall management and direction of the Corporation. In the absence of the Chair of the Board, and if the Chief Executive Officer is also a director of the Corporation, the Chief Executive Officer shall, when present, preside as chair at all meetings of directors and shareholders.

(3) President.

      The President shall, subject to the direction of the Board of Directors, have general supervision and control over the business and affairs of the Corporation. In the absence of the Chair of the Board and the Chief Executive Officer, and if the President is also a director of the Corporation, the President shall, when present, preside as chair at all meetings of directors and shareholders. The President shall sign such contracts, documents or instruments in writing as require the President’s signature and shall have such other powers and shall perform such other duties as may from time to time be assigned by resolution of the Board of Directors or as are incident to the office.

(4) Vice President.

      A Vice President shall sign such contracts, documents or instruments in writing as require his or her signature and shall have such other powers and shall perform such other duties as may from time to time be assigned by resolution of the Board of Directors or as are incident to the office.

(5) Secretary.

      The Secretary shall give or cause to be given notices for all meetings of directors, any committee of directors and shareholders when directed to do so and shall, subject to the provisions of the Act, maintain the records, documents and registers of the Corporation. The Secretary shall sign such contracts, documents or instruments in writing as require the Secretary’s signature and shall have such other powers and shall perform such other duties as may from time to time be assigned by resolution of the Board of Directors or as are incident to the office.

(6) Treasurer.

      Subject to the provisions of any resolution of the directors, the Treasurer shall have the care and custody of all funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. The Treasurer shall prepare and maintain adequate accounting records. The Treasurer shall sign such contracts, documents or instruments in writing as require the Treasurer’s signature and shall have such other powers and shall perform such other duties as may from time to time be assigned by resolution of the Board of Directors or as are incident to the office.

(7) Duties of Officers may be Delegated.

      In the case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the Board may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

Section 10  Committees

      The Board may create, and prescribe the duties and terms of reference of, such committee or committees of directors as it may from time to time determine necessary to more effectively permit the efficient direction of the business and affairs of the Corporation. The Board may delegate to such committee or committees any of the powers of the Board except those which under the Act must be exercised by the Board itself, provided that any such delegation shall not limit the ability of the Board to make decisions on any subject matter so delegated. The procedures of any such committee or committees of the Board shall, except as otherwise determined by the Board, be those applicable to the Board.

Section 11  Protection and Indemnity of Directors, Officers and Others

(1) Disclosure of Interest.

      Subject to compliance with the Act to the extent to which the same shall apply, no director or officer, and no other entity of which he or she is a director or officer or in which he or she has any interest whatsoever, shall be disqualified by his or her office or by reason of his or her holding any other office of, or place of profit under, the Corporation or any other entity in which the Corporation is interested from entering into any contract, transaction or arrangement with the Corporation or any other entity in which the Corporation is interested either as vendor, purchaser or otherwise or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the Corporation or any other entity in which the Corporation is interested, nor shall any contract, transaction or arrangement be thereby avoided; nor shall any director or officer be liable to account to the Corporation for any profit arising from such office or place of profit or realized by any such contract, transaction or arrangement.

(2) Non-Liability for Acts.

      Subject to the Act, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other person or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any moneys of the Corporation are invested or for any loss or damages arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or other properties of the Corporation are lodged or deposited or for any other loss, damage or misfortune whatever may arise out of the execution of the duties of the office or in relation thereto.

(3) Approval of Contracts by Shareholders.

      Subject to the Act, any contract entered into or action taken or omitted by or on behalf of the Corporation shall, if approved by a resolution of the shareholders, be deemed for all purposes to have had the prior authorization of all the shareholders.

(4) Indemnification.

      The Corporation shall, whenever required or permitted by the Act or otherwise by law, indemnify each director, each officer, each former director, each former officer and each person who acts or acted at the Corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including, without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or such other entity.

(5) No Limitation of Rights

      The foregoing provisions of this Section 11 shall be in amplification of and in addition to, and not by way of limitation of or substitution for any rights, immunities or protection conferred upon any director, officer or other person by any statute, law, matter or thing whatsoever.

Section 12  Dividends

(1) Dividends.

      The Board may from time to time declare and the Corporation may pay dividends on its issued shares to its shareholders according to their respective shareholdings in the Corporation as they appear from the Corporation’s register. Dividends may be paid in any form permitted by applicable law.

(2) Cash Dividends.

      A dividend payable in cash shall be paid by cheque drawn either on the bankers of the Corporation or the bankers of its dividend disbursing agent, or in such other manner prescribed by the Board of Directors to the order of each registered holder of shares of the class or series in respect of which the dividend has been declared, and sent to such registered holder at their recorded address or to such other address as the holder directs. In the case of joint holders, the cheque or other manner of payment shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders. The sending of such payment as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. All dividends unclaimed for six (6) years after the date of declaration shall be forfeited to the Corporation.

Section 13  Voting Securities in Other Bodies Corporate

      All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate, in such manner and by such person or persons as the Board of Directors of the Corporation shall from time to time determine by resolution. Any two officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and/or arrange for the issuance of voting certificates and/or other evidences of the rights to vote in such names as they may determine without the necessity of a resolution or other action by the Board of Directors.

Section 14  Notices

(1) Manner of Notice.

      Any notice (which includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, applicable law, the Articles, the By-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given, if delivered personally to the person to whom it is to be given or if delivered to his or her latest address as shown on the records of the Corporation, or if mailed to him or her at his or her said address by prepaid ordinary or air mail, or if sent to him or her by any form of electronic means permitted by the Act, at his or her said address. A notice so delivered shall be deemed to have been given when it is delivered personally or to the said address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; a notice so sent by any form of electronic means permitted by the Act shall be deemed to have been given when dispatched. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor, or member of a committee of the Board in accordance with any information believed by the Secretary to be reliable.

(2) Notice Computation.

      In computing the time when notice must be given under any provision regarding a specified number of hours notice of any meeting or other event, the hour of giving the notice and the hour of commencement of the meeting shall be excluded, and in computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

(3) Returned Notices.

      Where notices or other documents required to be given by the Corporation to its shareholders have been mailed to a shareholder at the shareholder’s latest address as shown on the records of the Corporation and where, on three (3) consecutive occasions, notices or other documents have been returned by the post office to the Corporation, the Corporation is not required to mail to the shareholder any further notices or other documents until such time as the Corporation receives written notice from the shareholder requesting that notices and other documents be sent to the shareholder at a specified address.

(4) Joint Holders.

      All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice of delivery of such document to all the holders of such shares.

(5) Successor Bound.

      Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his or her name and address being entered on the records of the Corporation shall have been duly given to the person or persons from whom he or she derives his or her title to such shares.

(6) Deceased Holder.

      Any notice or other document given by post shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his or her decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his or her stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his or her heirs, executors or administrators and all persons (if any), interested with him or her in such shares.

(7) Signature.

      The signature of any director or officer of the Corporation to any notice may be evidenced in any manner permitted by the Act.

(8) Certificate of Officer.

      A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer or any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof, and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

(9) Common Notice.

      A special meeting and the annual general meeting of shareholders of the Corporation may be convened by one and the same notice, and it shall be no objection to the said notice that it only convenes the second meeting contingently on any resolution being passed by the requisite majority at the first meeting.

Section 15  Coming into Force

      This By-law shall come into force on the date shown on the Corporation’s certificate of continuance under the Act.

Section 16  Repeal

      All previous By-laws of the Corporation are repealed as of the coming into force of this By-law. Such repeal shall not affect the previous operation of any By-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such By-law prior to its repeal. All officers and persons acting under any By-law so repealed shall continue to act as if appointed under the provisions of this By-law and all resolutions of the shareholders or the board or a committee of the board of continuing effect passed under any repealed By-law shall continue good and valid except to the extent inconsistent with this By-law and until amended or repealed.

President

Secretary

PRINTED IN CANADA

Potash Corporation

of Saskatchewan Inc.

Proxy	Potash Corporation of Saskatchewan Inc.

FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2002.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

The undersigned holder of common shares (“Shares”) of Potash Corporation of Saskatchewan Inc. (the “Corporation”) hereby appoints Donald E. Phillips, Chairman of the Board, or failing him, William J. Doyle, President and Chief Executive Officer, or failing him, Wayne R. Brownlee, Senior Vice President, Treasurer and Chief Financial Officer, or failing him, John L.M. Hampton, Senior Vice President, General Counsel and Secretary, or instead of any of the foregoing,
--------------------------------------------------,
as proxy for the undersigned to attend, vote and act for and on behalf of the undersigned at the annual and special meeting of shareholders of the Corporation to be held at the Delta Bessborough, 601 Spadina Crescent East, Saskatoon, Saskatchewan, Canada on Thursday, the 9th day of May, 2002 (the “Meeting”) at 10:30 a.m., and at any adjournments thereof, and hereby revokes any proxy previously given by the undersigned.

1. A shareholder has the right to appoint a person who need not be a shareholder, to represent him and to attend and act on his behalf at the Meeting, other than the nominees designated above, and may exercise such right by inserting the name of his nominee in the space provided above for that purpose.

2. The Shares represented by this proxy will be voted in accordance with any choice specified in this proxy. If no specification is made, the persons named above will vote such Shares for the election of the directors named in this proxy, for the appointment of Deloitte & Touche LLP as auditors of the Corporation, and for	the resolution approving the continuance of the Corporation under the Canada Business Corporations Act and certain other related matters.

3. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Corporation.

Without limiting the general powers hereby conferred, the Shares represented by this proxy are to be:

1. ☐ VOTED FOR the election as directors of all nominees listed below (except as marked to the contrary below), or

  ☐ WITHHELD FROM VOTING for all nominees listed below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

F.J. Blesi       W. Fetzer III    M. Mogford      E.R. Stromberg
D.J. Bourne     D.J. Howe       D.E. Phillips     J.G. Vicq
W.J. Doyle     J.J. McCaig     P.J. Schoenhals  T.J. Wright

2. Voted FOR☐ , or AGAINST☐ , or WITHHELD FROM VOTING☐ on, the appointment of Deloitte & Touche LLP as auditors of the Corporation.

3. Voted FOR☐ , or AGAINST☐ , or WITHHELD FROM VOTING☐ on, the resolution approving the continuance of the Corporation under the Canada Business Corporations Act and certain other related matters.

Dated the              day of              , 2002.

--------------------------------------------------
Name of Shareholder (please print)

--------------------------------------------------
Signature of Shareholder

Potash Corporation
of Saskatchewan Inc.